SCHEDULE 14C INFORMATION STATEMENT

   Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. 2)

Check the appropriate box:

[X]  Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement

                                  DRUCKER, INC.
                  _____________________________________________
                  (Name of Company as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                  DRUCKER, INC.
                           Suite 916, Cathedral Place
                             925 West Georgia Street
                          Vancouver, BC, Canada V6C 3L2

                        NOTICE OF ACTION TAKEN BY WRITTEN
                           CONSENT OF THE STOCKHOLDERS

                            ------------------------

To The Stockholders of Drucker, Inc.:

     In connection with the acquisition of Beijing Beike-Masic Automation Engineering Technology Company Limited, a company incorporated in the People's Republic of China, Drucker, Inc., a Delaware corporation (the "Company"), is required to (i) issue shares of common stock which it does not yet have authority to issue under the Company's Certificate of Incorporation, (ii) accomplish a reverse stock split on a one for three basis and (iii) change the Company's name. In addition, the Company seeks to amend the indemnification provision of its Certificate of Incorporation. The "Majority Stockholders" of the Company are the holders of a total of 25,500,000 shares or approximately 51% of the total issued and outstanding common stock of the Company. The Majority Stockholders have consented to the following resolutions by written consent in lieu of a Stockholders' Meeting pursuant to the General Corporation Law of the State of Delaware.

          Proposal #1: To authorize the directors of the Company to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 50 million to 500 million shares.

          Proposal #2: To authorize the directors of the Company to amend the Certificate of Incorporation to change the name of the Company to BK Automation Inc.

          Proposal #3: To authorize the directors of the Company to amend the Company's Certificate of Incorporation to accomplish a reverse split on a one for three basis of the issued and outstanding shares of common stock, warrants and options.

          Proposal #4: To authorize the directors of the Company to amend the Company's Certificate of Incorporation to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware.

                      Ronald Xie, President
                           -----------

                 WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

                           -----------

                                  DRUCKER, INC.
                           Suite 916, Cathedral Place
                             925 West Georgia Street
                          Vancouver, BC, Canada V6C 3L2

                            ------------------------

                               STOCKHOLDERS ACTION

     In connection with the acquisition of Beijing Beike-Masic Automation Engineering Technology Company Limited, a company incorporated in the People's Republic of China ("BK"), Drucker, Inc., a Delaware corporation, (the "Company"), is required to (i) issue shares of common stock which it does not yet have authority to issue under the Company's Certificate of Incorporation,
(ii) accomplish a reverse stock split on a one for three basis and (iii) change the Company's name. In addition, the Company seeks to amend the indemnification provision of its Certificate of Incorporation. The Majority Stockholders (as identified below) submitted their consents to the resolutions described in this Information Statement on or about September 7, 2004, to be effective 20 days after the Definitive Information Statement is mailed to stockholders. As of September 30, 2004, the Majority Stockholders held of record 25,500,000 shares of the Company's common stock, which represented approximately 51% of the total issued and outstanding shares of common stock of the Company. The Majority Stockholders consenting consist of Richco Investors Inc. ("Richco") and Beijing Beike Machinery Electronic Materials Hightech Corporation, a company incorporated in the People's Republic of China ("BK Machinery").

     No stockholder consents other than those of the Majority Stockholders are required to be submitted in order for the resolutions to be adopted. The Company is not soliciting consents, and stockholders have no obligation to submit such a consent. Whether or not stockholders submit consents should not affect their rights as stockholders or the prospects of the proposed stockholder resolutions being adopted. The Majority Stockholders have consented to all of the stockholder resolutions described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required in order to adopt the resolutions described in this Information Statement. A total of 49,976,250 shares of common stock are entitled to vote on the Company's proposed transactions described in this Information Statement.

     Additional information regarding the Company, its business, its stock and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. The Company has elected to deliver this Information Statement together with a copy of its Form 10-KSB, as amended for its fiscal year ended December 31, 2003 and its 10-QSB for the period ended September 30, 2004. In addition, copies of the Company's Form 10-KSB, as amended for its fiscal year ended December 31, 2002 are available, without charge, upon request to: Ronald Xie, President, Drucker, Inc., Suite 916, Cathedral Place, 925 West Georgia Street, Vancouver, B.C. Canada V6C 3L2.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of September 30, 2004, certain information known to the Company with respect to the beneficial ownership of the Company's common stock by each person who is known by the Company to own beneficially more than 5% of the Company's common stock. Except as otherwise noted below, the address of each person is c/o Drucker, Inc., Suite 916, Cathedral Place, 925 West Georgia Street, Vancouver, B.C. Canada V6C 3L2.


                             PRINCIPAL STOCKHOLDERS

Name and Address of                     Amount and Nature           Percent of
Beneficial Owner                       of Beneficial Owner             Class
-------------------------------      ----------------------      ---------------
Richco Investors, Inc.                   9,225,000(1)                  18.4%
789 West Pender St. #950
Vancouver, B.C. Canada V6C 1H2

BK Machinery
No. 30 Xueyuanlu
Haidan District, Beijing,
PRC 100083                                17,500,000                    35%


                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth as of September 30, 2004, certain information with respect to the beneficial ownership by each director and executive officer of the Company. Except as otherwise noted below, the address of each person is the Company's address.

             NAME                   # OF SHARES              PRE TRANSACTION        POST TRANSACTION
                                                               (pre-split)            (post-split)
                                                                   (%)                     (%)
Ronald Xie                           6,511,456                      0                     4.9%

Gerald Runolfson                    812,501 (2)                   1.63%                    .6%
4151 Rose Crescent
West Vancouver,
B.C.  Canada

Nick Ringma                              0                          0                       0

Wei Zhang Liu                       14,650,776                      0                     11.1%
                                      (3)(4)

Liang Hong                          14,650,776                      0                     11.1%
                                      (3)(4)

Liang Song Ge                       14,650,776                      0                     11.1%
                                      (3)(4)

Yi Kang Sun                      10,464,840 (3)(4)                  0                     7.9%



                                       3


Hong Jun Lu                      2,092,968 (3)(4)                   0                     1.59%

Ping Wang                        5,581,248 (3)(4)                   0                     4.23%

Ling Sheng Han                   7,674,216 (3)(4)                   0                     5.8%

Total Officers & Directors         77,089,557(6)                  1.63%                   58.3%
Post Transaction

---------------
(1) These 9,225,000 shares are owned by Richco and include (i) 8,000,000 shares of common stock and (ii) 1,225,000 shares of common stock issuable upon the conversion of a warrant for 1,225,000 units. Richco has granted to Mr. Hong Liang an irrevocable proxy and power of attorney to cast an affirmative vote in respect of all its shares in Drucker to approve the resolutions of the matters described in this Information Statement. Richco is beneficially owned by Mr. Raoul Tsakok through ownership of over 50% of the shares of common stock of Richco. Mr. Raoul Tsakok, through Cobilco, Inc. ("Cobilco"), has an option to acquire 550,000 shares of Common Stock of the Company.
(2) Of these shares, Gerald Runolfson individually owns 132,499 shares and has an option to acquire 300,000 shares of Common Stock of the Company; and Porta-Pave Industries, Inc. (a company owned by the Runolfson family) owns 380,002 shares of Common Stock of the Company.
(3) Through ownership of Speed One Investment Ltd., a British Virgin Islands corporation ("Speed One").
(4)  Number of shares post-transaction and pre-split.
(5) Currently holds 17,500,000 shares and will receive an additional 5,755,200 upon the effectiveness of the transaction.
(6)  Assuming beneficial ownership by Speed One.




                                   MANAGEMENT

     The following table lists the names and ages of the executive officers and directors of the Company. The directors will continue to serve until the next annual stockholders meeting or until their successors are duly elected and qualified. All officers serve at the discretion of the Board of Directors.

     RONALD XIURU XIE, age 42, President, Director, CEO, and Acting CFO of Company, appointed in June 2003, graduated from Beijing University of International Business & Economics in 1984, and School of Law, Beijing University of International Business & Economics (1986). He subsequently graduated from Faculty of Law, (LL.B., 1992) Queen's University in Canada. He was called to the PRC Bar (1988) and the Bar of Ontario, Canada (1993). From 1999 to present Mr. Xie has been engaged in the practice law in China, where he focusses on the areas of international finance, mergers and acquisitions. Mr. Xie will devote approximately 40% of his time to the Company's operations.

     NICK RINGMA, age 56, Senior Vice President, Secretary and a Director of the Company, was appointed in June 2003. Mr. Ringma was appointed Secretary from June 2003 October 2004. Mr. Ringma studied at Calvin College in 1967-68 and obtained a BA in 1973 from Simon Fraser University in Vancouver, BC. From 1997 to the present, he has been a Vice President and director of Digital Accelerator Corp. He has also been a director of Vertigo Technologies, Inc. from September 2002 to the present.

     GERALD WILLIAM RUNOLFSON, age 61, Director, was President of the Company from 1991 to June 2003 and Secretary of the Company from June 2003 until October 2004. He received a Bachelor of Science in Civil Engineering in 1963 from University of Saskatchewan Canada. He studied Business Administration in 1970-71 at University of Alberta, Canada. From 1988 to January 2000, he was President of International Butec Industries Corp., Vancouver, BC, and from 1991 to 1994 he was President of N-Viro Recovery, Inc. From 1994 to the present he has been President of Elkon Products, Inc. of Vancouver, B.C. whose principal business is the supply of silica fume. He is also a director since 1991 of Horseshoe Gold Mines, a mining exploration company currently focusing on diamond exploration in Northern Canada.

     WEI ZHANG LIU, age 53, was appointed a director of the Company on August 11, 2003. He obtained a Bachelor Degree from the University of Science and Technology Beijing ("USTB") in 1976 and also obtained a Bachelor Degree from the Arts & Law School of USTB in 1982. During the period from 1990 to present, Mr. Liu acted as Vice General Manager and General Manager of BK Machinery and as General Manager and Chairman of BK and the Company.

     HONG LIANG, age 40, was appointed a director of the Company on August 11, 2003. He obtained a Bachelor Degree in 1985 from the Automation Department of USTB. From the beginning of 2003 to the present, he has been Vice Chairman in the School-funded Industrial Group of USTB. Mr. Liang was a founder of BK and a Vice Chairman of the BK. Mr. Liang was General Manager of Time High-Tech Co., Ltd. From 1999 to 2002, Mr. Liang was a vice director of the Robot Institute of USTB.

     LIANG SONG GE, age 38, was appointed a director of the Company on August 11, 2003. He obtained a Bachelor Degree in 1986 from the Automation Department of USTB and a Masters Degree in 1989 from the Automation Department of Harbin Institute of Technology, China. From 1998 to 2002, Mr. Ge acted as Vice General Manager of BK. Since the beginning of 2003, Mr. Ge has acted as General Manager of BK.

     YI KANG SUN, age 71, was appointed a director of the Company on August 11, 2003. He is a professor of automation at USTB, and obtained a Bachelor Degree in 1952 from Tsinghua University in Beijing, China with a major in Material Molding and Control Engineering. Since 1999, Mr. Sun has acted as Technical Director of BK. He has been a director of BK since its incorporation March 23, 1998, responsible for technology direction, application and management, product development, international communication and development planning, R & D, and project planning. From 1994 to 1999, Mr. Sun acted as Chief Engineer of BK and was responsible for all major engineering and technological issues.

                                BOARD COMMITTEES

     The Board of Directors acts as the Audit Committee and Compensation Committee. During the fiscal year ended December 31, 2003, the Board of Directors held three meetings.

     Termination of Employment and Change of Control Arrangements: None

     Stock purchase options:


Name                                       Shares Underlying Options     Option Price     Expiry Date
----------------------------------         -------------------------     ------------     -----------
Patrick Chan                                  550,000 shares(1)              $.40           3/31/06

FKT Exploration Consultants, Ltd.             325,000 shares (2)             $.40           3/31/06

Ken K Consulting, Ltd.                        325,000 shares (3)             $.40           3/31/06

Cobilco Inc.                                  550,000 shares (4)             $.40           3/31/06

Lancaster Pacific Investment Ltd.             550,000 shares (5)             $.40           3/31/06

Gerry Runolfson                               300,000 shares (6)             $.40           3/31/06

Yonderiche Int'l Consultants                  150,000 shares (7)             $.40           3/31/06

808719 Ont. Ltd.                              100,000 shares (8)             $.40           3/31/06

Gemsco Management Ltd.                        100,000 shares (9)             $.40           3/31/06


     The above options were issued in November, 1999 and are exercisable at US$0.40 per share. The expiry date for the above options is March 31, 2006. As of the date of this report, none of the above options have been exercised.


                                       6



----------------

(1) Mr. Chan was the Chairman of the Board.
(2) FKT Exploration Consultant, Ltd. is owned by Fred Tse, a consultant.
(3) Ken K Consultant, Ltd. is owned by Ken Kow, a paid consultant and former director.
(4) Cobilco is owned by Raoul Tsakok, a director of Richco, a major stockholder.
(5) Lancaster Pacific Investment, Ltd. is owned by Paul Chan, a consultant.
(6) Mr. Runolfson is the former President and Secretary of the Company, but is still a Director.
(7) Yonderiche Int'l Consultants is owned by Jack Song.
(8) 808719 Ont., Ltd. is owned and controlled by Joe Tong, a former director.
(9) Gemsco Management, Ltd. is owned and controlled by Maurice Tsakok, a director of Richco, a major stockholder.




                             EXECUTIVE COMPENSATION

Cash Compensation.

     (a)  Compensation paid for all services provided up to December 31, 2003.

                    SUMMARY COMPENSATION TABLE OF EXECUTIVES
                               Annual Compensation
                                                                                                       Awards
Name and principal position       Year     Salary ($)     Bonus         Other Annual       Restricted Stock    Securities
                                                           ($)        Compensation ($)     Options/SARs(#)     Underlying
                                                                         Award(s)($)

Gerald Runolfson,                 2003          0              0           20,000                  0                 0
(resigned as President June       2002          0              0           23,000                  0                 0
2003 and Secretary October        2001          0              0           24,000                  0                 0
2004)
Ernest Cheung                     2003          0              0            6,000                  0                 0
(resigned as Secretary June       2002          0              0           25,000                  0                 0
2003)                             2001          0              0           48,000                  0                 0
Patrick Chan,                     2003          0              0                0                  0                 0
(resigned as Chairman June        2002          0              0                0                  0                 0
2003)                             2001          0              0                0                  0                 0
Ronald Xie, President/Director    2003          0         20,000           70,000                  0                 0
                                  2002          0              0                0                  0                 0
                                  2001          0              0                0                  0                 0
Nick Ringma                       2003          0         10,000           28,000                  0                 0
Vice President, Secretary         2002          0              0                0                  0                 0
and  Director                     2001          0              0                0                  0                 0
Officers as a group               2003          0         30,000          124,000                  0                 0
                                  2002          0              0           48,000                  0                 0
                                  2001          0              0           72,000                  0                 0


     (b)  Compensation Pursuant to Option Plans.


                    TABLE OF OPTIONS OUTSTANDING TO OFFICERS
                                                                                   Option Exercise
Name and Principal Position                      Shares Underlying Options           Price (USD)        Expiry Date
---------------------------                      -------------------------         ---------------      -----------
Gerald Runolfson                                          300,000                       $.40              3/31/06
(former President and Secretary)

Patrick Chan                                              550,000                       $.40              3/31/06
(former Chairman and Director)


     (c) Other Compensation. None. No stock appreciation rights or warrants have been granted to management.

     (d)  Compensation of Directors.

                            COMPENSATION OF DIRECTORS

                     SUMMARY COMPENSATION TABLE OF DIRECTORS
                   DIRECTOR COMPENSATION FOR LAST FISCAL YEAR
                (Except for compensation of Officers who are also
                Directors which compensation is listed in Summary
                        Compensation Table of Executives)

Security Grants                                                  Cash Compensation
-------------------------     ---------------------------------------------------------------------------------------

Name Number of Securities     Annual Retainer Fees    Meeting Fees ($)          Consulting       Number of Shares (#)
Underlying                                                                 Fees/Other Fees ($)     Options/SARs (#)

D.  Director                           0                      0                     0                     0
Joseph Tong
(resigned June 2003)

E.  Director                           0                      0                   36,919                  0
Ken Kow
(resigned August 2003)

F.  Director                           0                      0                     0                     0
Wei Zhang Liu

G.  Director                           0                      0                     0                     0
Hong Liang

H.  Director                           0                      0                     0                     0
Liang Song Ge

J.  Director                           0                      0                     0                     0
Yi Kang Sun



                                LEGAL PROCEEDINGS

     To the knowledge of the Company, no director, officer or affiliate of the Company, nor any beneficial owner or owner of record of more than five percent of any class of voting or securities of the Company, or securities holder, is a party to any action which has an adverse interest to the Company.

                              EMPLOYMENT AGREEMENT

     The Company has not entered into any employment agreements with its executive officers to date. The Company may enter into employment agreements with them in the future.

                              INDEPENDENT AUDITORS

     The Board of Directors has authorized the firm of Clancy and Co., P.L.L.C. ("Clancy") independent certified public accountants, to serve as independent auditors for the fiscal years ended December 31, 2003 and 2004.

                              STOCKHOLDER PROPOSALS

     On June 15, 2003, the Company entered into an Acquisition Agreement, as amended on August 7, 2003 (the "Agreement"), among itself, Speed One and BK Machinery, whereby the Company agreed to acquire 100% of the issued and outstanding shares of BK, a Chinese company which specializes in industrial automation, in exchange for 93,020,800 shares of common stock of the Company, calculated on a pre-split basis. Upon execution of the Agreement, the Company issued 17,500,000 shares of common stock on a pre-split basis to BK Machinery and BK Machinery tendered all the shares it owned in BK, such shares being 25% of all the issued and outstanding shares of BK, both to be held in escrow pending the delivery of the audit of BK in accordance with GAAP. Pursuant to the Agreement, upon the delivery of the audit in February 2004, the shares tendered by BK Machinery and the shares of common stock issued by the Company were released from the escrow. In addition to the issuance of the 17,500,000 shares of common stock on a pre-split basis, the Company has agreed to issue the remaining 75,520,800 shares of common stock on a pre-split basis to BK Machinery and Speed One prior to the completion of a one for three reverse split of all the outstanding shares of common stock, warrants and options of the Company, as approved by a simple majority of the stockholders. The Company has not yet effected the transaction, although the written consent of a majority of the stockholders of the Company was given on September 7, 2004, but intends to do so 20 days after the mailing of the Definitive Information Statement to stockholders. The Company has agreed to issue to Ronald Xie or his nominee 6,511,456 shares of the common stock of the Company, on a pre-split basis, upon completion of the share exchange in payment of his legal fees for services rendered to the Company prior to the execution of the Agreement amongst the parties. Pending the issuance of such shares, the Company has issued a zero coupon interest free debenture to Ronald Xie convertible into said shares of common stock of the Company.

     Upon the completion of the share exchange, the following persons will beneficially own the number of shares of common stock of the Company set forth below, which they will have received as a result of the BK acquisition.

          Wei Zhang Liu - 14,650,776 shares(1)*
          Hong Liang - 14,650,776 shares(1)*
          Liang Song Ge - 14,650,776 shares(1)*
          Yi Kang Sun - 10,464,840 shares(1)*
          Ling Sheng Han - 7,674,216 shares(1)*
          Ping Wang - 5,581,248 shares(1)*
          Hong Jun Lu - 2,092,968 shares(1)*

(*) A total of 69,765,600 shares of common stock of the Company.
(1) Through Speed One.

             PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION AND
                       CHANGES IN CORPORATE CAPITALIZATION

NOTE: A majority of the stockholders have already consented to these actions, and no further stockholder action is necessary under the Delaware General Corporation Law.

--------------------------------------------------------------------------------

Proposal 1: To authorize the amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from fifty million (50,000,000) to five hundred million (500,000,000).

--------------------------------------------------------------------------------

                                   Proposal 1:

     The Company is seeking stockholder approval to authorize the directors of the Company to amend the Certificate of Incorporation so as to increase the authorized number of shares of common stock from fifty million (50,000,000) to five hundred million (500,000,000).

Discussion of Background for Proposed Action

     Pursuant to this Information Statement, you, as stockholders, are informed that the action sought is to increase the number of shares of stock that the Company is authorized to issue to 500 million shares of common stock. Pursuant to the Agreement, 69,765,600 shares of common stock on a pre-split basis will be indirectly issued to the stockholders of BK through their direct ownership in Speed One, and 5,755,200 shares will be issued in addition to the 17,500,000 shares already issued to BK Machinery, in order to complete the acquisition of BK by delivering the shares as required under the Agreement. The increase of the authorized share capital is also required for the Company to engage in future strategic acquisitions in the automation industry. The Company has no present intent to issue any of the newly authorized shares other than in connection with the acquisition of BK.

     The shares of common stock to be authorized and issued have full voting rights and have no dividend or interest rates, conversion prices, redemption prices, maturity dates, or other matters. There are no preemptive rights regarding the shares of common stock.

     The Company has agreed to issue a total of 75,520,800 shares of its common stock upon receipt of consideration in the form of delivery of the remaining 75% of the issued and outstanding common stock of BK from Speed One. As of the date of this Information Statement, Speed One has not delivered the 75% shares in BK, but it has agreed to deliver those shares to the Company upon approval of this Information Statement by the Securities and Exchange Commission. The financial statements of BK for the periods ended December 31, 2002 and 2003, as audited, and the interim financial statements for BK as of September 30, 2004 are attached hereto as Exhibits A-1 and A-2 respectively.

     The shares of common stock of the Company yet to be issued to the stockholders of BK in exchange for the balance of the issued and outstanding shares of BK constitute 75,520,800 shares or 61% of the then to be issued and outstanding shares of common stock of the Company. BK Machinery delivered to the

Company 25% of the outstanding share ownership of BK in and has received 17,500,000 shares of the Company, which constitutes 35% of the issued and outstanding shares of the Company prior to the final completion of the exchange and will constitute 17.6% after the completion of the exchange. After the completion of the exchange, former stockholders of BK will own 74% of the issued and outstanding shares of the Company.

     The completion by the Company of the share exchange with BK stockholders requires an increase in the number of authorized shares of common stock of the Company and the reverse split, both of which are the subject of this Information Statement necessary to allow additional shares of common stock of the Company to be issued to complete the final step of the share exchange for the acquisition of BK. Although the Company has received the consent of a majority of its shareholders for these two matters, it has not yet effected the transaction but intends to do so 20 days after the mailing of the Definitive Information Statement of the stockholders of record.

     The rights of the existing holders of common stock will not be affected, except that the authorization of a large number of additional shares and the issuance of additional shares for the pending transaction will allow, in the future, the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

          1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders will be diluted from 100% to 37.9% upon completion of the transaction.

          2. Control of the Company by stockholders may change due to new issuances.

          3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

          4.   Business plans and operations may change.

          5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

     The Company has presented, in the exhibits indicated below and attached hereto, the following important financial information:

          1. Financial statements meeting the requirements of Regulation S-X, including financial information required by Rule 3-05 and Article 11 of Regulation S-X with respect to transactions other than that pursuant to which action is to be taken as described in this proxy statement;

          2. Item 302 of Regulation S-K, supplementary financial information (none);

          3. Item 303 of Regulation S-K, management's discussion and analysis of financial condition and results of operations (Exhibit B).

                                                          5
Other Potential Acquisitions
----------------------------

     It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

     In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company.

     It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

Changes in and Disagreements with Accountants on Accounting
and Financial Disclosures
-----------------------------------------------------------

     Effective March 18, 2004, Amisano Hanson, Chartered Accountants ("Amisano Hanson") resigned as the principal accountant engaged to audit the financial statements of the Company. Amisano Hanson performed the audit for the periods ended December 31, 2002 and 2001 and the subsequent interim period prior to their resignation. The Board of Directors of the Company approved the change in accountants as described herein.

     Amisano's reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope of accounting principles. There were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Amisano Hanson would have caused Amisano Hanson to make reference to this subject matter of the disagreements in connection with its report, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

     The Company requested Amisano Hanson to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Company. A copy of such letter, dated March 19, 2004, was attached and filed with the Form 8-K filed on March 26, 2004, and as amended on November 30, 2004, which are incorporated herein by reference.

     On March 18, 2004, the Company engaged Clancy to audit the Company's financial statements. Prior to its engagement, the Company had not consulted with Clancy with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-B.

Quantitative and Qualitative Disclosures about Market Risk
----------------------------------------------------------

     Market risk is the potential economic loss that may result from adverse changes in the fair value of financial instruments. As of September 30, 2004, the Company held 40,300 shares of Tanganyika Oil Company Ltd. as securities held for sale. The Company has recorded $210,590 in unrealized gains under other comprehensive income, which is included in the stockholders' equity section of the balance sheet.

     Except from holding the securities held for sale, the Company does not hold any derivatives or other investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with such instruments.

Accountants Attendance at Annual Meeting
----------------------------------------

     Representatives of the principal accountants for the current year and for the most recently completed fiscal year:

          a.   Are not expected to be present at the security holder's meeting;

          b. Will have the opportunity to make a statement if they attend and desire to do so; and

          c. Are not expected to be available to respond to appropriate questions.

     Schedule 14A requires the following information to be provided to stockholders:

     As to the proposed BK transaction, stockholders are advised:

          1. No securities are being registered under the Securities Act of 1933.

          2.   No cash is being offered to any security holder.

          3. No voting is being conducted by the security holders of the target company, BK.

          4. Only the security holders of the Company are voting on the proposals.

          5. Summary Term Sheet: The stock for stock transaction will be completed by the Company upon the issuance of the remaining 75,520,800 shares of common stock of the Company. The Company has completed the share exchange with BK Machinery for 25% of the shares in BK with the issuance of 17,500,000 shares of common stock. The issuance of the additional 75,520,800 required to complete the stock for stock transaction, is subject to approval of a reverse split which has been authorized by the stockholders.

          Contact Information:
          Drucker, Inc.
          Suite 916, Cathedral Place, 925 West Georgia Street
          Vancouver, BC, Canada V6C 3L2
          Attention: Ronald Xie
          Telephone: (604) 688-6999.

ORGANIZATIONAL HISTORY AND REGISTRATION OF BK

     BK, based in Beijing, is a company incorporated and organized under the laws of the People's Republic of China. It was previously owned by BK Machinery (25%), a Chinese company fully owned by USTB, and certain individual stockholders (75%). In 2003, all the individual stockholders of BK incorporated a holding company, Speed One, a BVI company, as the vehicle for holding their stock of BK, and transferred all their shares in BK into Speed One. BK received Chinese government approval in May 2003 to register BK as a Chinese-Foreign joint venture company, and completed its registration. BK was registered as a Chinese-foreign joint venture company in July 2003 in accordance with the Chinese company law and foreign investment legislation.

     The Chinese law requires that a company have a specific business scope and that its business and operations be limited to that scope, which scope shall be specified in its business license. Prior to the registration in 2003, BK's licensed business scope was:

          "Technology development and transfer, consulting, service, and training; sales of computers and related equipment, industrial automation equipment, machinery and electrical equipment, electronic parts and components, medical apparatus, chemical and metallurgical materials, construction materials and developed products; contracting and accept orders for computer network projects (excluding projects not specifically authorized)."

     A new business license was issued to BK upon its re-registration in July 2003, which revised BK's business scope as follows:

          "Development and manufacture of industrial automation control and testing systems, parts and components; technical consulting, service, installation and repair of products of its own; sale of own products (among which, "production of industrial automation control, testing systems, and parts and components" is subject to specific approvals)."

     The Company plans to cause BK to be re-registered as its wholly owned subsidiary in accordance with Chinese laws and regulations upon completion of the share exchange, which registration is subject to government approval. The Company has been advised by Tianzhong Law Firm ("Tianzhong")of Beijing, China, the Company's independent Chinese legal counsel that, upon removal of the contingencies and completion of the stock for stock transaction, the Company will be in a position to cause BK to apply for Chinese government approval to re-register BK as a "Wholly Owned Foreign Enterprise", or WOFE, as defined by Chinese law. According to the legal advice received from Tianzhong, BK's existing business is among the industrial sectors in which the Chinese government and laws specifically encourage foreign investment, the transaction contemplated in the Acquisition Agreement complies with applicable Chinese laws and regulations and Chinese government approval is expected to be received in the ordinary course.

     Global Fortune & Law Partners of Beijing, has provided additional independent legal advice to the Company in connection with the process of registering BK as a WOFE. We have been advised that the registration is subject to an examination for approval by MOFCOM of Beijing municipal government, the municipal department responsible for registration approvals (the "Approval Authority"). The approval process usually takes up to 30 days, which may be extended should the Approval Authority decide additional documents or information are required in order to make their determination. Upon the determination by the Approval Authority that the registration of BK is consistent with Chinese laws and regulations, a certificate of approval will be issued. The certificate of approval is valid for 30 days. Within 30 days of the approval, an application shall be made to Beijing Administration of Industry and Commerce to register BK as a WOFE of the Company based on such approval and to acquire a new business license for BK under Chinese laws. There is no guarantee and the Company is unable to predict whether the Approval Authority will approve BK's registration. The Approval Authority has certain discretionary power in its decision to approve or disapprove the application for registration. In accordance with Chinese laws, and application for registration shall not be granted if the subject transaction is, in the opinion of the Approval Authority, considered:

     (1)  detrimental to China's national sovereignty or social public interest;

     (2) harmful to China's national security or violates Chinese laws and regulations;

     (3) incompatible with the requirements of China's national economic development; and

     (4)  possible to cause environmental pollution.

     The registration is required for and will entitle the Company to full legal protection under the Chinese laws and regulations with respect to its legal rights and interest as the sole foreign legal owner of BK, and will enable the Company to repatriate from China dividends distributed from BK, other lawful income and funds received after the liquidation of BK. The Company understands that there is no guarantee that an approval for re-registration will be granted by the Chinese government.

BUSINESS CONDUCTED BY BK

     BK manufactures and distributes industrial automation products in China, with an emphasis on the production of controls for the steel industry. BK's technology is used to control a variety of processes, including continuous casting, hot rolling, and wire rolling. The company focuses on the design and manufacture of complete industrial automation and control. This includes those services offered to BK's customers such as preliminary design, detailed design and inspection, hardware manufacturing, software programming, off-line and on-line commissioning, installation and operating instructions as applied to the product lines in the steel and iron industries. Over the past decades, bk has developed a particular specialization in systems to control the production of hot rolled steel. BK is also a distributor within China of electronic components used in a variety of automation applications, including inverters (manufactured by Japan's Yaskawa Electric Corporation ("Yaskawa")) and servo and numerical control products (developed and manufactured by BK).

     BK benefits from its long term relationship with Japan's Yaskawa, which provides the components used in the Company's systems. The Company also distributed Yaskawa's products in China, generating additional revenue and improving market access for BK's servo and numerical control products. USTB has strong ties to BK as one of the Company's co-founders. Most of BK's top managers are alumni and/or former members of the University's faculty and staff.

     BK's manufacturing and research and development facilities are located in Zhong-Guan-Cun Hi-tech Zone, the so-called "Silicon Valley" in Beijing, China. The company was awarded ISO 9001:2000 certification from the Geneva-based International Standards Organization. ISO certification means that an independent auditor, after an on-site, multi-day intensive investigation verified that a company's processes that influence quality conform to what the international experts consider essential. Companies which successfully meet the International Standard Organization's standards are well recognized in terms of quality, control and proper operation. A review is conducted annually in order for a company to maintain its certification. In addition, as a high-tech company certified by the Chinese Government it was entitled to various government incentives and preferential treatments including full exemption from PRC income tax for 3 years effective from April 1, 1998, followed by a 50% reduction for the next three years in accordance with the relevant tax rules and regulations. This tax exemption and reduction has expired.

     BK has over 150 employees at its main manufacturing facilities and research and development center in Beijing. More than 60% of its employees are experienced technical and engineering personnel. As a leader in the automation engineering industry in China, BK has participated in certain projects in a joint venture with the Institute of Industrial Robots, Automation and Engineering of USTB where BK has recruited some of its core technical and research engineering teams. BK has maintained an established and sustained business relationship with suppliers including AVTRON (US), SIEI (Italy), Siemens (Germany), GE-FANUC (US), Yaskawa (Japan) and Omron (Japan). BK is also a distribution agent in China for Yaskawa products including robotics information and other control products. It also acts as an authorized value-added reseller for GE-FANUC and SIEI.

     The company's industrial automation systems utilize a variety of electronic components, including inverters, servos, and numerical controllers. BK purchases much of its equipment from Yaskawa and in 1997 the company formed Beijing Yaskawa Beike Automation Engineering Company, Ltd. to distribute Yaskawa's inverter products in China. This entity is no longer in operation, but BK remains a Yaskawa distributor in China. BK also has begun to manufacture some servo and numerical control products, and now sells these products in China as a third line of business.

TERMS OF TRANSACTION

     On June 15, 2003, the Company entered into an Acquisition Agreement, as amended on August 7, 2003 (the "Agreement") among itself, Speed One and BK Machinery, whereby the Company agreed to acquire 100% of the issued and outstanding shares of BK, a Chinese company which specializes in industrial automation, in exchange for 93,020,800 shares of common stock of the Company, calculated on a pre-split basis. Upon execution of the Agreement, the Company issued 17,500,000 shares of a total of 23,255,200 shares of common stock (on a pre-split basis) to be issued to BK Machinery and BK Machinery tendered all the shares it owned in BK, such shares being 25% of all the issued and outstanding shares of BK, both to be held in escrow pending the delivery of the audit of BK in accordance with US GAAP, which audits have been received by the Company. Upon the delivery of the audit, in February 2004, the shares tendered by BK Machinery and the shares of common stock issued by the Company were released from the escrow. In addition to the issuance of the 17,500,000 shares of common stock on a pre-split basis, the Company has agreed to issue 75,520,800 shares of common stock on a pre-split basis to BK Machinery and Speed One upon the completion of a one for three reverse split of all the issued and outstanding shares of common stock, warrants and options of the Company, as approved by a simple majority of the stockholders. The Company has not yet effected the transaction, although the written consent of a majority of the stockholders was given on September 7, 2004, but intends to do so 20 days after the mailing of the Definitive Information Statement to stockholders of record. The Company has agreed to issue to Ronald Xie or his nominee 6,511,456 shares of common stock of the Company upon completion of the share exchange in payment of his legal fees for services rendered to the Company to the execution of the Acquisition Agreement amongst the parties. Pending issuance of such shares, the Company has issued a zero coupon interest free debenture to Ronald Xie convertible into 6,511,456 of shares of the common stock of the Company.

     Regulatory Approvals: No federal or state regulatory approvals are required for the transaction.

     Reports, Opinions, or Appraisals: No reports, opinions, or appraisals have been received from any outside party.

     Past Contracts or Negotiations: There have been no contracts or negotiations by parties to the transaction or their affiliates during the period for which financial statements are presented.

OPERATIONS DURING THE TRANSITIONAL PERIOD PENDING COMPLETION SHARE EXCHANGE

     During the quarter ended September 30, 2004, the Company began to consolidate its operations in North America into its principal office at 916-925 West Georgia Street, Vancouver, BC Canada V6C 3L2. The Company will close down all other previous businesses and administrative offices in Canada in order to improve operating efficiency, reduce operating expenses and provide a market presence. The Company expects that the benefits from this arrangement will be reflected in the subsequent quarters. The Company has established a transition team in Beijing, China for the purpose of monitoring and integrating BK into its own operations pending the completion of the transaction. In association with outside business and financing professionals and consultants, the Company is in the process of preparing and developing comprehensive strategic business development plans, including plans for both domestic and international marketing and distribution of existing BK products and for expansion of the product offering to meet international business opportunities.

     The Company has no employees except for one receptionist employed since September 2004. As a result, the Company has outsourced substantially all its activities. The Company has relied on the contracted and prepaid services of its directors, officers, and outside consultants, legal and other professional personnel and clerical/supporting staff. During the period ended September 30, 2004, the Company had no operations other than those in connection with the acquisition of BK, as discussed in this information statement. The Company continued and maintained three offices in Vancouver and has started consolidating all its North American operations into its principal business office at 916-925 West Georgia Street, Vancouver, Canada, in anticipation that all its future operations in North America will be consolidated into this office upon completion of the transaction and the two other offices will be closed down and their operations integrated into the new office, in order to create and increase the Company's corporate image and market presence consistent with and improve the corporate profile of the Company as a leading automation control company in China following the anticipated completion of the share exchange transaction.

     In addition to the Vancouver operations, the Company established and maintained a transitional team and temporary business office in Beijing, China to ensure the integration of BK in business, operation and regulatory compliance. The transitional team, supported by a small clerical staff, reported directly to the Company management and works with BK's management and monitors BK's business and financial affairs. The Company expects that these operations will continue pending the completion of the transaction. This may change after the Company completes its BK acquisition and after it is able to establish an integrated and unified management system with BK. During the three month period ended on September 30, 2004, the Company engaged consultants, business, and professional, legal and financial personnel, both in China and North America, to advise the Company regarding the business, legal and regulatory issues in both China and the United States in connection with the acquisition, plans to enhance technology content and sophistication for BK's existing products and development of new product lines, business and international marketing plans in anticipation of worldwide competition with well established international competitors in upgraded products market, and plans for financing and capital investment to consolidate the existing domestic market share and develop and expand an international market for BK's products. The Company engaged legal counsel in China and the US for legal advice to ensure compliance with respective regulatory requirements throughout the transition period. Because the

Company had only one employee since September 2004, it had to outsource substantially all of its activities and operations. The Company expects that the requirements for services from external consultants, business and other advisers and supporting staff will decrease once the share exchange is completed. As a result, the costs and expenses associated with the outsourcing of its activities and operations during the transitional period will also decrease. This may change, however, if the Company has to embark on new projects in the future, after the completion of the acquisition. The Company is also consolidating its North American business operations as discussed. The Company expects that the long term benefit will show in following quarters.

Information as to the acquiring company:

SELECTED FINANCIAL DATA

DRUCKER, INC.                                          2003           2002           2001           2000           1999
-------------                                          ----           ----           ----           ----           ----

Net sales                                           $      -       $      -       $      -       $      -       $      -
Income (loss) from continuing operations               899,988      (152,162)      (230,940)      (216,099)      (620,511)
Income (loss) from continuing operations per
common share                                              0.03         (0.00)         (0.01)         (0.01)         (0.02)
Total assets                                         4,351,417        704,100      1,323,747      3,985,812      3,493,956
Long-term obligations and redeemable preferred
stock                                                      n/a            n/a            n/a            n/a            n/a
Cash dividends declared per share                          n/a            n/a            n/a            n/a            n/a

Note: During 2002, the Company disposed of its subsidiary, Drucker Petroleum,
Inc., which was in the business of acquiring, exploring and evaluating oil and gas properties. The captions "Net Sales", "Income (loss) from continuing operations" and "Income (loss) from continuing operation per common share" presented above do not include the original figures from previous filings as certain of those figures have been re-grouped and presented as "Discontinued operations" in accordance with generally accepted accounting principles in the United States of America.



PRO FORMA SELECTED FINANCIAL DATA

---------------------------------------------------------------- ------------------ ------ -----------------
CONSOLIDATED ENTITY                                                SEPTEMBER 30,             DECEMBER 31,
---------------------------------------------------------------- ------------------ ------ -----------------
                                                                       2004                      2003
---------------------------------------------------------------- ------------------ ------ -----------------
                                                                 $   13,524,765            $   16,764,354

Net sales
---------------------------------------------------------------- ------------------ ------ -----------------
Operating income before income taxes                             $      152,569            $    5,940,348
---------------------------------------------------------------- ------------------ ------ -----------------
Operating income from continuing operations per
   common share                                                  $         0.00            $         0.13
---------------------------------------------------------------- ------------------ ------ -----------------
Total assets                                                     $   20,352,179            $   20,027,428
---------------------------------------------------------------- ------------------ ------ -----------------
Long-term obligations and redeemable
   preferred stock                                                          n/a
---------------------------------------------------------------- ------------------ ------ -----------------
Cash dividends declared per share                                           n/a
---------------------------------------------------------------- ------------------ ------ -----------------

Note:    Pro forma selected financial data assumes the merger was completed as of the earliest period presented.



------------------------------------------------- -------------------------------- ------- -----------------
                                  (HISTORICAL)
------------------------------------------------- -------------------------------- ------- -----------------
PRO FORMA INFORMATION                                   SEPTEMBER 30, 2004                     PROFORMA
------------------------------------------------- -------------------------------- ------- -----------------
                                                     DRUCKER            BK

------------------------------------------------- --------------- ---------------- ------- -----------------
                                                  $    0.26              N/A               $        0.29

Book value per share
------------------------------------------------- --------------- ---------------- ------- -----------------
Cash dividends declared per share                       N/A              N/A               $         N/A
------------------------------------------------- --------------- ---------------- ------- -----------------
Income (loss) per share from continuing
   operations                                     $   (0.00)             N/A               $       (0.00)
------------------------------------------------- --------------- ---------------- ------- -----------------

------------------------------------------------- -------------------------------- ------- -----------------


PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY PARAGRAPH:
----------------------

THE FOLLOWING PRO FORMA FINANCIAL RESULTS SHOWS THE HISTORICAL FINANCIAL STATEMENTS OF DRUCKER INC. ("DRUCKER") AND BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY COMPANY LIMITED ("BK") ADJUSTED TO ASSUME THAT THE REVERSE ACQUISITION OF BK BY DRUCKER HAS BEEN COMPLETED AT THE BEGINNING OF THE PERIOD. THE PRO FORMA BALANCE SHEET GIVES EFFECT TO THE TRANSACTION AS IF IT OCCURRED AT THAT DATE (SEPTEMBER 30, 2004) AND THE ADJUSTMENTS REFLECT ONLY THOSE ITEMS DIRECTLY ATTRIBUTABLE TO THE TRANSACTION AND FACTUALLY SUPPORTABLE. THE PRO FORMA INCOME STATEMENTS GIVE EFFECT TO THE TRANSACTION AS IF OCCURRED AT THE BEGINNING OF THE EARLIEST PERIOD PRESENTED (JANUARY 1, 2003) AND THE ADJUSTMENTS REFLECT ITEMS THAT ARE DIRECTLY ATTRIBUTABLE TO THE TRANSACTION, HAVE A CONTINUING IMPACT AND ARE FACTUALLY SUPPORTABLE.

BY AN AGREEMENT DATED JUNE 15, 2003, DRUCKER AND THE SHAREHOLDERS OF BK ENTERED INTO AN ACQUISITION AGREEMENT. DRUCKER AGREED TO ACQUIRE 100% OF BK THROUGH ISSUANCE OF 17,500,000 PRE-CONSOLIDATION SHARES, CARRY OUT A 3 FOR 1 REVERSE STOCK SPLIT AND THEN ISSUE 25,173,600 POST-CONSOLIDATION SHARES TO THE SHAREHOLDERS OF BK. DRUCKER ALSO AGREED TO ISSUE 2,170,485 POST-CONSOLIDATION COMMON SHARES AS LEGAL FEES FOR THE TRANSACTION.

ASSUMPTIONS:
-----------

1.   SHAREHOLDERS OF DRUCKER HAVE APPROVED THE 3 FOR 1 STOCK SPLIT.
2.   DRUCKER HAS ISSUED 25,173,600 POST-CONSOLIDATED COMMON SHARES IN
     EXCHANGE FOR THE REMAINING OUTSTANDING SHARES OF BK.
3. DRUCKER HAS ISSUED 2,170,485 POST-CONSOLIDATED COMMON SHARES AS LEGAL FEES FOR THE REVERSE ACQUISITION TRANSACTION.


                                                                                                          PRO FORMA
PRO-FORMA CONSOLIDATED BALANCE SHEET                                              PRO-FORMA              CONSOLIDATED
AS OF SEPTEMBER 30, 2004                         DRUCKER INC.         BK         ADJUSTMENTS     NOTE   BALANCE SHEET
----------------------------------------------- -------------- --------------- --------------- ------- -----------------
                                                 (UNAUDITED)    (UNAUDITED)
ASSETS

Current Assets
   Cash and cash equivalents                    $  822,326     $ 1,557,033     $           -           $    2,379,359
   Trade receivables, net                                -       2,629,853                 -                2,629,853
   Trade receivables, related party                      -       1,759,139                 -                1,759,139
   Inventories                                           -       6,914,413                 -                6,914,413
   Deposits and prepayments                        133,483       3,502,951                 -                3,636,434
   Due from related party                           46,248         486,010                 -                  532,258
   Other receivables                                     -         168,499                 -                  168,499
   Income tax recoverable                                -         150,810                 -                  150,810
                                                ----------     -----------     -------------           --------------
Total Current Assets                             1,002,057      17,168,708                 -               18,170,765

Investment - at equity                           2,878,383               -        (2,878,383)    1                  -
Long term investment                                               604,100                 -                  604,100
Fixed assets, net                                   51,277       1,181,013                 -                1,232,290
Due from related parties                           115,775               -                 -                  115,775
Securities - available for sale                    223,198               -                 -                  223,198
Deferred tax assets                                      -           6,051                 -                    6,051

                                                ----------     -----------     -------------           --------------
Total Assets                                    $ ,270,690     $18,959,872     $  (2,878,383)          $   20,352,179
                                                ==========     ===========     =============           ==============

LIABILITIES

Current Liabilities
   Accounts payable and accrued liabilities     $   20,914     $ 3,593,582     $           -           $    3,614,496
   Customer deposits                                     -       3,704,501                 -                3,704,501
   Short term loan                                       -          60,410                 -                   60,410
   Dividend payable                                      -          90,615                 -                   90,615
                                                ----------     -----------     -------------           --------------
Total Current Liabilities                           20,914       7,449,108                 -                7,470,022

SHAREHOLDERS' EQUITY

Capital stock                                   $   49,615     $   151,250     $     (17,500)    1     $       44,003
                                                                                      33,177     2
                                                                                    (172,539)    3

Additional paid-in capital                       9,615,253               -        (2,771,450)    1          1,478,640
                                                                                     (33,177)    2
                                                                                  (5,242,553)    3
                                                                                  (89,433)       1


Retained earnings (Deficit)                     (5,589,721)     11,376,046         5,589,721     3         11,376,046

Accumulated other comprehensive income             174,629         (16,532)         (174,629)    3            (16,532)
                                                 4,249,776      11,510,764        (2,878,383)              12,882,157
Total Liabilities and Shareholders' Equity      $4,270,690     $18,959,872     $  (2,878,383)          $   20,352,179

NOTES:

1.   TO ELIMINATE THE INVESTMENT IN BK AND THE SHARE OF POST-ACQUISITION PROFIT
     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004.

2.   REFLECTS THE STOCK ISSUANCE BY DRUCKER, INC. [5,833,333 (25% INTEREST)
     + 25,173,600 (75% INTEREST) + 2,170,485 (LEGAL FEES)]

3.   CAPITALIZATION OF POST MERGER BK REFLECTS THE PRO FORMA COMMON STOCK
     AND PAID IN CAPITAL.


                                                                                                          PRO FORMA
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS                                    PRO-FORMA              CONSOLIDATED
FOR NINE MONTHS ENDED SEPTEMBER 30, 2004         DRUCKER INC.       BK           ADJUSTMENTS     NOTE   BALANCE SHEET
----------------------------------------------- -------------- --------------- --------------- ------- -----------------
                                                 (UNAUDITED)    (UNAUDITED)

NET SALES                                       $        -     $13,524,765                             $   13,524,765
Cost of sales                                            -      12,055,466                                 12,055,466
                                                ----------     -----------     -------------           --------------
GROSS PROFIT                                             -       1,469,299                                  1,469,299
Selling, general and administrative              2,551,062       1,010,484                                  3,561,546
                                                ----------     -----------     -------------           --------------
OPERATING INCOME                                (2,551,062)        458,815                                 (2,092,247)
Other income                                     2,212,436          32,380                                  2,244,816
Equity income                                       89,433               -           (89,433)    1                  -
                                                ----------     -----------     -------------           --------------
INCOME BEFORE INCOME TAXES                        (249,193)        491,195                                    152,569
Income taxes                                             -          77,085                                     77,085
                                                ----------     -----------     -------------           --------------
NET INCOME                                      $ (249,193)    $   414,110                             $       75,484
                                                ==========     ===========     =============           ==============

BASIC AND DILUTED EARNINGS PER SHARE            $    (0.0)             N/A                             $         0.00
                                                ==========     ===========     =============           ==============



                                                                                                          PRO FORMA
                                                                                                         CONSOLIDATED
                                                                                                          STATEMENT
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS                                   PRO-FORMA                    OF
FOR TWELVE MONTHS ENDED DECEMBER 31, 2003       DRUCKER INC.        BK          ADJUSTMENTS     NOTE      OPERATIONS
----------------------------------------------- -------------- --------------- --------------- ------- -----------------
                                                 (AUDITED)      (AUDITED)

NET SALES                                       $        -     $16,764,354                             $   16,764,354
Cost of sales                                            -      10,958,561                                 10,958,561
                                                ----------     -----------     -------------           --------------
GROSS PROFIT                                             -       5,805,793                                  5,805,793
Selling, general and administrative                471,552         798,893                                  1,270,445
OPERATING INCOME                                  (471,552)      5,006,900                                  4,535,348
Other income                                     1,371,540          33,460                                  1,405,000
                                                ----------     -----------     -------------           --------------
INCOME BEFORE INCOME TAXES                         899,988       5,040,360                                  5,940,348
Income taxes                                             -         374,360                                    374,360
                                                ----------     -----------     -------------           --------------
NET INCOME                                      $  899,988     $ 4,666,000                             $    5,565,988
                                                ==========     ===========     =============           ==============

BASIC AND DILUTED EARNINGS PER SHARE            $     0.03             N/A                             $         0.13
                                                ==========     ===========     =============           ==============


TOTAL ISSUED AND OUTSTANDING SHARES OF DRUCKER UPON COMPLETION OF THE REVERSE
ACQUISITION
--------------------------------------------------------------------------------
Issued and outstanding shares as at September 30, 2004          49,976,250
3 for 1 reverse stock split                                    (33,317,500)
                                                              -------------
                                                                16,658,750
Shares to the remaining BK shareholders upon acquisition of BK  25,173,600
Shares for the legal fees in relation to the acquisition of BK   2,170,485
                                                              -------------
Total issued and outstanding shares upon completion of
  acquisition                                                   44,002,835
                                                              -------------

     The Company has elected to deliver this Information Statement together with a copy of its latest Form 10-KSB, as amended, pursuant to Section 13a of the Exchange Act, which, at the time of original preparation, met the requirements of either Rule 14a-3 or Rule 14c-3.

     The 10-QSB for the period ended September 30, 2004 is attached hereto in its entirety and incorporated herein.

     The Board believes that amending its Certificate of Incorporation in order to increase the number of authorized shares of common stock is in the best interest of the Company because its acquisition of BK pursuant to the Agreement cannot be completed without the authorization of additional shares of common stock since the Company has issued nearly all of its authorized shares and 75,520,800 shares of common stock are yet due. Without the authorization of additional shares of common stock, the Company cannot fulfill its obligations under the Agreement or satisfy its substantial need for more operating capital through the issuance of additional shares of common stock.

     As a result of the BK transaction, Messrs Liu Wei Zhang, Engineer; Hong Liang, Engineer; Ge Liang Song, Senior Engineer; Sun Yi Kang, Professor; Ronald Xie, Lawyer; and Nick Ringma, Businessman, have been appointed to the Board; and Messrs. Patrick Chan (Chairman), Ernest Cheung, Ken Kow and Joseph Tong have resigned from the Board. Mr. Gerald Runolfson has resigned as President and Mr. Ronald Xie has been appointed as President of the Company. Mr. Gerald Runolfson was appointed Secretary of the Company replacing Mr. Ernest Cheung. Subsequent to the execution of the Agreement, Mr. Liu Wei Zhang has been elected as Chairman of the Board. October 2004, Nick Rigma was appointed as Secretary of the Company replacing Gerald Runolfson.

     Information as to the acquired company:

     BK was not quoted, traded, or listed on any market system, and was a privately held company for its entire history.

SELECTED FINANCIAL DATA

BK                                                  2003           2002             2001               2000             1999
--                                                  ----           ----             ----               ----             ----
Net sales                                    $  16,764,354   $  12,711,920     $   7,809,557    $   4,475,826     $  4,547,156
Operating income before income taxes             5,040,360       4,314,954         2,245,772          240,811           86,190
Operating  income from continuing
 operations percommon share                            n/a             n/a               n/a              n/a              n/a
Total assets                                    15,676,011       8,344,496         4,251,173          429,538          801,634
Long-term  obligations  and redeemable
 preferred stock                                       n/a             n/a               n/a              n/a              n/a
Cash dividends declared per share                      n/a             n/a               n/a              n/a              n/a

Note: The metal industry in China has seen tremendous growth since 2001. BK's registered stockholders have developed a customer network within the metal industry enabling them to obtain higher customers' confidence and better consumer perception than perhaps others just joining the industry. BK has captured a considerable market share in providing automation control system to the manufacturing industry, especially the metal industry, which has seen considerable growth due to increased demand of metal material for infrastructure in Mainland China. The Company has been successful in obtaining an increased number of larger orders of automation system, which requires high technology and expertise. The industry has a high entry barrier as there are not many companies which are capable of providing similar automation products.

Operating income and total assets are directly affected by the Company's growth. The Company has invested heavily in its manufacturing facilities since 2001. Selling, general and administrative expenses have increased as a result of the Company's growth, but operating income as a percentage of sales has been relatively stable since 2001. Increased costs to support operations mainly consist of increases in staff salaries and related welfare costs due to the increase in the number of employees, utilities and other indirect operating costs.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION (BK)

Introduction
------------

     Management's discussion and analysis of results of operations and financial condition ("MD&A") is provided as a supplement to the accompanying financial statements and footnotes to help provide an understanding of Beijing Beike-Masic Automation Engineering Technology Company Limited's (the "Company" or "BK") financial condition, changes in financial condition and results of operations. The MD&A is organized as follows:

     o Caution concerning forward-looking statements and risk factors. This section discusses how certain forward-looking statements made by the Company throughout the MD&A and in the financial statements are based on our present expectations about future events and are inherently susceptible to uncertainty and changes in circumstances.
     o Overview. This section provides a general description of the Company's business, as well as recent developments that we believe are important in understanding the results of operations and to anticipate future trends in those operations.
     o Results of operations. This section provides an analysis of our results of operations and a brief description is provided of transactions and events that impact the comparability of the results being analyzed.
     o Liquidity and capital resources. This section provides an analysis of our financial condition and cash flows.
     o Critical accounting policies. This section provides an analysis of the significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

Financial Statements of BK (See Exhibit A-1).
---------------------------------------------

Interim Financial Statements of BK (See Exhibit A-2).
-----------------------------------------------------

Caution Concerning Forward-Looking Statements/Risk Factors
----------------------------------------------------------

     The following discussion should be read in conjunction with the Company's financial statements and the notes thereto and the other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain certain forward-looking information. When used in this discussion, the words "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected due to a number of factors beyond our control. The Company does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. You are also urged to carefully review and consider our discussions regarding the various factors, which affect our business, included in this section and elsewhere in this report.

     Factors that might cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements include, among other things: (i) the impact of competitive products;
(ii) changes in law and regulations; (iii) adequacy and availability of insurance coverage; (iv) limitations on future financing; (v) increases in the cost of borrowings and unavailability of debt or equity capital; (vi) the effect of adverse publicity regarding our products; (vii) the inability of the Company to gain and/or hold market share; (viii) exposure to and expense of resolving and defending product liability claims and other litigation; (ix) consumer acceptance of the Company's products; (x) managing and maintaining growth; (xi) customer demands; (xii) market and industry conditions including pricing, demand for products, levels of trade inventories and raw materials availability, (xiii) the success of product development and new product introductions into the marketplace; (xiv) slow or negative growth in the our industry; (xv) the departure of key members of management; (xvi) the ability of the Company to efficiently manufacture its products; as well as other risks and uncertainties not described above.

Overview
--------

     Business Description. BK is a major Chinese provider of industrial system solutions for automation and control. We are specialized and experienced in developing, manufacturing, distributing and integrating system solutions and automation control products to top industrial enterprises in China. The manufacturing and R & D facilities are located in Zhong-Guan-Cun Hi-tech Zone, the so-called "Silicon Valley" in Beijing, China. We have received ISO 9001:2000 certification from the Geneva-based International Standards Organization for our quality management system, which means than an independent auditor, after an on-site, multi-day intensive investigation verified that the processes that influence quality conform to what the international experts consider essential. Companies which successfully meet the International Standard Organization's standards are well recognized in terms of quality control and proper operation. A review is conducted annually in order for a company to maintain its certification.

     As a high-tech company certified by the Chinese government, we were entitled to various government incentives, tax and other preferential treatments including full exemption from PRC income tax for 3 years effective from April 1, 1998, followed by a 50 percent reduction for the next three years in accordance with the relevant tax rules and regulations. This exemption and reduction has expired. We have over 150 employees at our main manufacturing facilities and R & D center in Beijing. More than 60% of the employees are experienced technical and engineering personnel. As a leader in automation engineering, we have participated in many joint projects with the Institute of Industrial Robots, Automation and Engineering of the University of Science and Technology Beijing, where BK has recruited some of its core technical and research engineering teams. We have maintained an established and sustained business relationship with suppliers including AVTRON (US), SIEI (Italy), Siemens (Germany), GE-FANUC
(US), Yaskawa (Japan) and Omron (Japan). We are also a distribution agent in China for Yaskawa products including robotics information and other control products. We also act as authorized value-added reseller for GE-FANUC and SIEI.

     Future Operations. The success of our future operations will depend to a great extent on the operations, financial condition, and management of the

Company. We intend to expand our position in the industrial automation and control markets, specifically, our strategy continues to be to: (i) develop new brands and product line extensions, as well as new products, through our commitment to research and development; (ii) continue the growth of our balanced distribution network; (iii) build our execution skills through new operations processes and decision support systems; and (iv) achieve cost superiority through formal productivity benchmarking and continuous improvement programs. We believe that our history and reputation in the field, multiple distribution channels, broad portfolio of products and packaging and distribution capabilities position us to be a long-term competitor in the industrial system solutions for automation and control industry.

     On December 23, 2003, the People's Bank of China and the General Office of the State Council of China issued the Notice of Stipulations On Refraining Immoderate Development of Steel, Iron, Electrolyzed Aluminum and Cement Industries No. 103 2003. This policy has reduced the market demand for industrial automation and control systems. This has resulted in a significant decline in the sales of BK's products and services in this area. We have increased our effort on marketing and sales of the inverters to offset the negative impact on the sales of industrial automation and control systems.

Results Of Operations
---------------------

     Please refer to the financial statements, which are a part of this report in Exhibit A-2, for further information regarding the results of operations of the Company. While the information presented in the accompanying interim three and nine months financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. These interim financial statements follow the same accounting policies and methods of their application as the Company's December 31, 2003 annual financial statements. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company's December 31, 2003 annual financial statements, which are a part of this report in Exhibit A-1.


         THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO 2003

     Revenues. We had net sales of $4,886,075 and $13,524,765 for the three and nine months ended September 30, 2004, an increase of 39.6% and 23.0%, respectively, compared to the same periods in 2003. The increase in sales revenue was mainly contributed from the sale of inverters. As a result of the China government's fiscal policy on tightening the expansion of the steel industry, we experienced a reduction in the sales of industrial automation and control systems but the negative impact was offset by an increase in the sales of inverters.

     Costs of Sales. Cost of sales increased to $4,307,304 and $12,055,466 for the three and nine months ended September 30, 2004, an increase of 73.4% and 82.3%, respectively, compared to the same periods in 2003. Gross profit margins decreased to approximately 12% and 11%, respectively, from approximately 29% and 40%, respectively, in 2003. The Company's profit margins have decreased significantly due to the lower profit margins on the sales of inverters, the increase in the cost of purchase of some imported goods as the suppliers increased their charges to compensate themselves on the impact of unfavorable exchange rates, the cost of additional 50 staff and their related training cost.

     Selling, General and Administrative Expenses (SGA). SGA increased approximately $66,995 and $236,865 for the three and nine months ended September 30, 2004 compared to the same periods in 2003. Primary forces driving the increases were increases in salaries and related welfare costs, travel and entertainment, and telecommunication expenses, which were incurred for the purpose of increasing the sales of the inverters and industrial automation and control systems.

     Provision for Income Taxes. The favorable reduced tax rate for high technology industries expired at the end of 2003. The tax rate increased to 15% in 2004 from 7.5% in 2003 and prior.

LIQUIDITY AND CAPITAL RESOURCES

CURRENT FINANCIAL CONDITION

     Working capital at September 30, 2004 was approximately $9.7 million versus $9.9 million at December 31, 2003. Cash increased by $918,351. The increase was due to the net cash of $1,573,851 provided by operating activities after offsetting the cash used of $655,500 in investing activities. We finance our operation through our net income, the trade payable and customer deposits, which is partially offset by an increase in the trade receivables and inventories.

CASH FLOWS

     Operating Activities. Net cash flows provided by (used in) operating activities for the nine months ended September 30, 2004 of $1,573,851 (2003:
($406,789) consisted of changes in working capital accounts of approximately $1,086,490 (2003: ($3,902,191)) plus net income of $414,110 (2003: $3,419,442)
and non-cash charges of approximately $89,783 (2003: $82,775). To respond to an increase in sales, our inventories increased $2,049,399 resulting from material purchases offset by an increase in trade payables of $2,187,742 and a decrease in deposits from customers of $694,790. Other payables and accruals increased $777,207 primarily resulting from an increase in customer deposits and staff-related costs.

     Investing Activities. Net cash flows used in investing activities for the nine months ended September 30, 2004 consisted of purchases of fixed assets of $51,400 and (2003: $232,375) and cash paid of $604,100 for the purchase of long-term investments. The Company has been and is aware that it will need to invest significant funds into its manufacturing facilities if it expects to continue to perform, at a minimum, at current levels of production.

     Currently, we do not have any long-term liabilities. We have arranged a line of credit of RMB100 million (approximately USD$12 million) with a local bank in January 2004, but have not yet used this facility. If the cash generated from operating activities cannot meet our cash flow requirements, we will use the line of credit to finance our future expansion.

COMMITMENTS

     We have committed to purchase equipment for various projects in total for approximately RMB6.4 million (USD$773,248) in December 2004 and January 2005. We expect to use cash generated from operating activities for these purchases, however, if sufficient cash is not available, we will use our line of credit.

Concentration of Credit Risk

     Sales. We have two customers that each account for over 10% of the Company's revenues for both periods presented. In the event we were to lose these accounts, we anticipate that we would be able to replace these accounts with other large accounts. We do not believe the loss of the account would have a material negative impact on sales.

     Competition. The Company's future revenues are dependent heavily on the Company's ability to obtain larger sales orders from large manufacturing companies. The requirement of such machinery depends on the economic growth of the People's Republic of China ("China"), which is related to the demand of steel materials in various construction projects. Additionally, other competitors that exert pressure on the pricing of the Company affect the Company's future operations.

     Liquidity Resources. Our future funding requirements will depend on numerous factors, some of which are beyond our control. These factors include our ability to operate profitably, our ability to recruit and train management and personnel, and our ability to compete with other, better capitalized and more established competitors who offer alternative or similar products. We believe that, given our positive working capital position, we can satisfy our cash requirements over the next twelve months from operations if we continue to operate at a profit. Our capital resources and liquidity are expected to be provided by our cash flow from operations or the use of our line of credit facility, as necessary.

     The Company expects to continue to purchase equipment and hire new employees as is commensurate with the growth of the business. In addition, we will continue to invest time and effort in research for product development.

     BK Market Risk. Market risk is the potential economic loss that may result from adverse changes in the fair value of financial instruments. BK's earnings, cashflows and financial position are exposed to market risks relating to fluctuations in foreign currency exchange rates. The primary countries for which the Company has exchange rate exposure are Japan and Italy. The Company addresses this exposure by principally using a combination of purchase orders and various supply arrangements in connection with the purchase of raw materials to reduce or mitigate this market risk. The unfavorable exchange rate of United States Dollars against other currencies has a negative impact on our cost of sales. In order to address the impact of the unfavorable exchange rate of United States Dollars against other currencies, BK plans to re-negotiate the terms with its suppliers and is considering increasing the sales prices of these products.

     The functional currency of BK is in Renminbi and all of BK's revenues are in Renminbi. The exchange rate of Renminbi to United States Dollars has remained relatively constant during the last three years and through the current interim period of September 30, 2004. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. BK does not have any debt obligations or other significant financial instruments as of September 30, 2004, which eliminates any potential market risk associated with such instruments.

Results Of Operations

     Please refer to the financial statements, which are a part of this report in Appendix A-1, for further information regarding the results of operations of the Company:

YEARS ENDED DECEMBER 31, 2003 COMPARED TO DECEMBER 31, 2002

     REVENUES. We had net sales of $16,764,354 for the year ended December 31, 2003 compared to $12,711,920 for the same period in 2002. The increase in sales was mainly contributed by an increase in sales of inverters and industrial automation and control systems. The current period increase of approximately 32% results from overall increased demand in the metal industry in China. As more competitors have entered into the marketplace, we expect our sales to stabilize.

     COSTS OF SALES. Cost of sales increased to $10,958,561 for 2003 compared to $7,961,593 for same period in 2002. The increase in cost of sales corresponds with the increase in sales. Gross profit margins decreased approximately 3% from 2002, approximating 34.6% for 2003. The Company's profit margins are relatively stable as a result of the Company obtaining larger orders of automation systems, which requires high technology and expertise.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (SGA). SGA increased approximately $340,000 from 2002 primarily resulting from an increase in distribution expenses of approximately 34% and an increase in general and administrative expenses of approximately 95% compared to the same period in 2002. Primary forces driving the increases were increases in salaries and related welfare costs, depreciation, and rent expenses.

     PROVISION FOR INCOME TAXES. Provision for income taxes increased as a result of increase in taxable profit.

LIQUIDITY AND CAPITAL RESOURCES

CURRENT FINANCIAL CONDITION

     Working capital at December 31, 2003, was approximately $9.9 million versus $5.4 million in 2002. Cash decreased by approximately $3.9 million offset by increases in trade receivables and payables, inventories and deposits and prepayments as the Company's operations continued to expand. We finance our inventory and accounts receivable through cash generated by operating activities and cash held in bank, which management believes is sufficient to fund its capital and liquidity needs for the next twelve months.

CASH FLOWS

     OPERATING ACTIVITIES. Net cash flows provided by (used in) operating activities of $3.6 million (2002: ($3.3)) consisted of changes in working capital accounts of approximately $8.3 million (2002: ($813,000)) offset by net income of $4.67 (2002: $3.98) million and non-cash charges of approximately $105,000 (2002: $88,000.) As our operations continue to expand, our material purchases and deposits and prepayments on sales contracts have increased by $4,073,542 and $4,159,407, respectively. These amounts are offset by an increase in trade payables of $976,304 and other payables and accruals of $1,678,336 primarily representing an increase in customer deposits and staff-related costs.

     INVESTING ACTIVITIES. Net cash flows used in investing activities for both periods presented consisted of purchases of fixed assets. The Company has been and is aware that it will need to invest significant funds into its manufacturing facilities if it expects to continue to perform, at a minimum, at current levels of production.

     FINANCING ACTIVITIES. Net cash flows provided by (used) in financing activities for both periods presented primarily represented advances to a related party. In 2003, we also increased our registered share capital by $30,250.

     Currently, we do not have any long-term liabilities. Even through we have arranged a line of credit of RMB100 million (approximately $12 million) with a local bank in January 2004, we have not yet used this facility. If the cash generated from operating activities cannot meet our cash flow requirements, we will use the line of credit to finance our future expansion.

CRITICAL ACCOUNTING POLICIES

     Our discussion and analysis or plan of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to bad debts, inventories, intangible assets, income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our financial statements:

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     We evaluate the collectibility of our trade receivables based on a combination of factors. We regularly analyze our significant customer accounts, and, when we become aware of a specific customer's inability to meet its financial obligations to us, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position, we record a specific reserve for bad debt to reduce the related receivable to the amount we reasonably believe is collectible. The allowances are calculated based on detailed review of certain individual customer accounts, historical rates and an estimation of the overall economic conditions affecting our customer base. We review a customer's credit history before extending credit. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. As of December 31, 2003 and 2002, our allowance for doubtful accounts represented approximately 3% and 12%, respectively, of total trade receivables. The decline is attributable to management's close monitoring of individual customer accounts. In the event that our trade receivables became uncollectible after exhausting all available means of collection, we would be forced to record additional adjustments to receivables to reflect the amounts at net realizable value. The effect of this entry would be a charge to income, thereby reducing our net profit. Although we consider the likelihood of this occurrence to be remote based on past history and the current status of our accounts, there is a possibility of this occurrence.

INVENTORY

     Our inventory purchases and commitments are made in order to build inventory to meet future shipment schedules based on forecasted demand for our products. We perform a detailed assessment of inventory for each period, which includes a review of, among other factors, demand requirements, product life cycle and development plans, component cost trends, product pricing and quality issues. Based on this analysis, we record adjustments to inventory for excess, obsolescence or impairment, when appropriate, to reflect inventory at net realizable value. Revisions to our inventory adjustments may be required if actual demand, component costs or product life cycles differ from our estimates. Inventory at December 31, 2003 and 2002, represents approximately 31% and 9% of total assets. The increase is directly related to an increase in sales contracts. In the event we were unable to complete a contract timely, the demand for our product diminished, other competitors offered similar or better technology, and/or the product life cycles deteriorated causing quality issues, we would be forced to record an adjustment to inventory for impairment or obsolescence to reflect inventory at net realizable value. The effect of this entry would be a charge to income, thereby reducing our net profit. Although we consider the likelihood of this occurrence to be remote based on our forecasted demand for our products and the significant barrier to entry in our industry, there is a possibility of this occurrence.

--------------------------------------------------------------------------------

Proposal 2: To authorize the Board of Directors to amend the Certificate of Incorporation to change the name of the Company to BK Automation Inc.

--------------------------------------------------------------------------------

                                   Proposal 2:

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                           CHANGE NAME OF CORPORATION

     The Majority Stockholders have authorized a change in the name of the Company to BK Automation Inc. This requires an amendment to the Certificate of Incorporation.

     The Board believes the name change is in the best interest of the corporation, to create a new market image to be focused on the Company's new business, Beijing Beike-Masic Automation Engineering Technology Company Ltd.

--------------------------------------------------------------------------------

         Proposal 3: To authorize the Board of Directors to amend the Certificate of Incorporation to effectuate a reverse split of the outstanding shares of common stock on a one for three basis.

--------------------------------------------------------------------------------

                                   Proposal 3:

              REVERSE SPLIT OF COMMON STOCK, ISSUED AND OUTSTANDING

     The Majority Stockholders have approved a reverse split of the common stock and outstanding options and warrants of the Company, by which each share of common stock and each outstanding option and warrant would become one-third (?) of a share of common stock, option and warrant. The effective date of the reverse split will be 20 days following the date of the mailing of this Notice. This action is to facilitate the completion of the share exhange with BK.

     The stockholders entitled to fractional shares as a result of the reverse split will have the fractional shares rounded up to the nearest whole share. Because of the cost of administering fractional shares to the Company and the confusion, inconvenience, and administrative time at the transfer agent and for "street name" stockholders, the Board has determined that it is more cost effective and a better business practice on a cost/benefit analysis to handle fractional shares in this manner, rather than to attempt to administer them as fractional shares or to pay cash or scrip for them.

     There will be no change in the number of record holders as a result of the reverse split.

     The Board also believes that a reverse split will be advantageous to all stockholders, because it may provide the opportunity for higher share prices based upon fewer shares. However, there is no assurance that any effect to the price of the stock will result, or that the market price for the common stock, immediately or shortly after the proposed changes will rise, or that any rise which may occur will be sustained. Market conditions are not predictable and may be influenced by changes in investor attitudes and external economic conditions. The Company is proposing the steps it deems best calculated to meet the market attractively.

     Additional information regarding the Company, its business, its stock and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Form 10-KSB, as amended for December 31, 2003 and 10-QSB for September 30, 2004 are attached hereto. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2002 is available upon request to: Ronald Xie, President, 916 Cathedral Place, 925 West Georgia Street, Vancouver, B.C., Canada V6C 3L2.

--------------------------------------------------------------------------------

Proposal 4: To authorize the Board of Directors to amend the Certificate of Incorporation to provide indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware.

--------------------------------------------------------------------------------

                                   Proposal 4:

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                            INDEMNIFICATION PROVISION

     The Majority Stockholders have authorized an amendment to the indemnification provisions of the Company's Certificate of Incorporation to read as follows:

          "The Corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person;"

     The Board believes that it is in the best interest of the Company to provide its officers and directors with indemnification protection to the fullest extent permitted by the laws of the State of Delaware because of the impact it will have on the Company's ability to attract and retain experienced qualified and independent directors.

     After taking effect, the Company's Certificate of Incorporation, as amended, will provide the Company's directors limited personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". These provisions will not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. These provisions will also would generally absolve directors of personal liability for negligence, including gross negligence, in the performance of their duties.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the stockholders.

     UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO RONALD XIE, PRESIDENT, DRUCKER, INC. Suite 916, Cathedral Place, 925 West Georgia Street, Vancouver, BC, Canada V6C 3L2, TELEPHONE: (604) 688-6999, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.

DRUCKER, INC.



/s/ Ronald Xie
----------------------------------
Ronald Xie, President, Chief Executive
Officer and Acting Chief Financial Officer

                                                                     Exhibit A-1
                                                                     -----------


              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                COMPANY LIMITED
                          INDEX TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------


Report of Independent Registered Public Accounting Firm ..................A-1-2

Balance Sheets as of December 31, 2003 and 2002...........................A-1-3

Income Statements for the years ended December 31, 2003 and 2002..........A-1-4

Statements of Changes in Stockholders' Equity for the years ended
 December 31, 2003 and 2002...............................................A-1-5

Statements of Cash Flows for the years ended December 31, 2003 and 2002...A-1-6

Notes to the Financial Statements.........................................A-1-7


                                     A-1-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors and Stockholders of Beijing Beike-Masic Automation Engineering Technology Company Limited

We have audited the accompanying balance sheets of Beijing Beike-Masic Automation Engineering Technology Company Limited, a Company established under the laws of the People's Republic of China (the "Company") as of December 31, 2003 and 2002, and the related statements of income, changes in stockholders' equity, and cash flows for the preceding two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.


Clancy and Co., P.L.L.C.
Phoenix, Arizona

April 22, 2004


                                     A-1-2

           BEIJING BEIKE-MASIC AUTOMATION ENGINEERING COMPANY LIMITED
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

ASSETS                                                        2003              2002
------                                                  -----------------------------------
Current Assets
   Cash and cash equivalents                             $      638,682    $    4,517,043
   Trade receivables, net (Note 4)                            2,244,707           413,579
   Trade receivables - related party (Note 2)                 1,755,732           968,000
   Inventories (Note 5)                                       4,865,014           791,472
   Deposits and prepayments (Note 10)                         4,197,741            38,334
   Due from related party (Note 2)                              522,310           471,247
   Other receivables                                            226,369           109,420
                                                        -----------------------------------
Total current assets                                         14,450,555         7,309,095

Fixed assets, net (Note 6)                                    1,219,396         1,035,401

Deferred tax assets                                               6,060                --
                                                        -----------------------------------

TOTAL ASSETS                                             $   15,676,011    $    8,344,496
                                                        ===================================


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities
   Trade payables                                        $    1,405,840    $      429,536
   Other payables and accruals (Note 11)                      2,927,159         1,248,824
   Income taxes payable (Note 7)                                139,076           158,450
   Dividend payable                                              90,750            90,750
                                                        -----------------------------------
Total current liabilities                                     4,562,825         1,927,560

Commitments and contingencies (Note 8)                               --                --

Stockholders' Equity
   Capital stock (registered and fully paid)                    151,250           121,000
   Retained earnings                                         10,961,936         6,295,936
                                                        -----------------------------------
Total Stockholders' Equity                                   11,113,186         6,416,936
                                                        -----------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $   15,676,011    $    8,344,496
                                                        ===================================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                     A-1-3

              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                COMPANY LIMITED
                                INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                              2003              2002
                                                        -----------------------------------
NET SALES (NOTE 2, 3)                                    $   16,764,354    $   12,711,920

Cost of sales (Note 2)                                       10,958,561         7,961,593
                                                        -----------------------------------

GROSS PROFIT                                                  5,805,793         4,750,327

Selling, general and administrative expenses                    798,893           457,709
                                                        -----------------------------------

OPERATING INCOME                                              5,006,900         4,292,618

Other income                                                     33,460            22,336
                                                        -----------------------------------

INCOME BEFORE PROVISION FOR INCOME TAXES                      5,040,360         4,314,954

Provision for income taxes (Note 7)                             374,360           337,629
                                                        -----------------------------------

NET INCOME                                               $    4,666,000    $    3,977,325
                                                        ===================================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLGY
                                 COMPANY LIMITED
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                    CAPITAL        RETAINED
                                     STOCK         EARNINGS          TOTAL
                               ------------------------------------------------

BALANCE - DECEMBER 31, 2001     $   121,000   $   2,318,611    $   2,439,611

Net income                               --       3,977,325        3,977,325
                               ------------------------------------------------

BALANCE - DECEMBER 31, 2002         121,000       6,295,936        6,416,936

Issue of share capital               30,250              --           30,250

Net income                               --       4,666,000        4,666,000
                               ------------------------------------------------

BALANCE - DECEMBER 31, 2003     $   151,250   $  10,961,936    $  11,113,186
                               ================================================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                     A-1-5

              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                COMPANY LIMITED
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                   2003               2002
                                                             -----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $   4,666,000      $   3,977,325
Adjustments to reconcile net income to net cash provided
   by (used in) operating activities
   Depreciation                                                      91,670             31,817
   Provision for doubtful accounts                                   13,740             55,717
Changes in assets and liabilities:
   (Increase) decrease in trade receivables                      (1,844,869)          (239,105)
   (Increase) decrease in trade receivables - related party        (787,732)          (968,000)
   (Increase) decrease in inventories                            (4,073,542)          (188,276)
   (Increase) decrease in deposits and prepayments               (4,159,407)           455,714
   (Increase) decrease in other receivables                        (116,949)            10,513
   (Increase) decrease in deferred taxes                             (6,060)                --
   Increase (decrease) in trade accounts payable                    976,304            197,293
   Increase (decrease) in other payables and accruals             1,678,336           (208,943)
   Increase (decrease) in taxes payable                             (19,374)           127,647
                                                             -----------------------------------
Net cash flows provided by (used in) operating activities        (3,581,883)         3,251,702

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                        (275,665)           (97,097)
   Purchase of construction-in-progress                                  --           (440,592)
                                                             -----------------------------------
Net cash flows used in investing activities                        (275,665)          (537,689)

CASH FLOWS FROM FINANCING ACTIVITIES
   Advances to a related party                                      (51,063)          (471,247)
   Proceeds from the issue of share capital                          30,250                 --
                                                             -----------------------------------
Net cash flows used in financing activities                         (20,813)          (471,247)
                                                             -----------------------------------

INCREASE (DECREASE) IN CASH                                      (3,878,361)         2,242,766

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      4,517,043          2,274,277
                                                             -----------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                        $     638,682      $   4,517,043
                                                             ===================================

CASH PAID FOR:
   Interest                                                   $          --      $          --
                                                             ===================================
   Income taxes                                               $     399,795      $     209,981
                                                             ===================================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                     A-1-6

              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------

Organization and Nature of Operations. Beijing Beike-Masic Automation Engineering Technology Company Limited (the "Company") was established under the laws of the People's Republic of China ("China") with limited liability on March 23, 1998, with a registered capital of RMB1,000,000. On April 2, 2003, the Company increased the registered capital to RMB1,250,000.

On June 15, 2003, the Company entered into an Acquisition Agreement with Drucker, Inc. ("Drucker"), a U.S. public company that trades on the over-the-counter bulletin board, headquartered in Vancouver, B.C., whereby Drucker agreed to acquire 100% of the Company in exchange for 93,020,800 shares of Drucker common stock, calculated on pre-split basis, and all subject to a one for three reverse split upon stockholders approval. The transaction is expected to close within the next sixty days. (See Note 9)

Pursuant to a re-organization completed in July 2003, the Company became a Chinese-foreign joint venture with a duration of 20 years. The Company's outstanding registered capital is held by two entities: (i) 75% owned by Speed One Investment Limited ("Speed One") and (ii) 25% owned by Beijing Beike Machinery Electronic Materials Hightech Corporation ("BK Machinery"). Speed One is a company incorporated in the British Virgin Islands and BK Machinery is a company incorporated in China.

BK manufactures and distributes industrial automation products in China, with an emphasis on the production of controls for the steel industry. BK's technology is used to control a variety of processes, including continuous casting, hot rolling, and wire rolling. The company focuses on the design and manufacture of complete industrial automation and control. This includes those services offered to BK's customers such as preliminary design, detailed design and inspection, hardware manufacturing, software programming, off-line and on-line commissioning, installation and operating instructions as applied to the product lines in the steel and iron industries. Over the past few years, BK has developed a particular specialization in systems to control the production of hot rolled steel. BK is also a distributor within China of electronic components used in a variety of automation applications, including inverters (manufactured by Japan's Yaskawa Electric Corporation ("Yaskawa")) and servo and numerical control products (developed and manufactured by BK).

Significant Accounting Policies.

Accounting basis - The Company's financial statements are prepared using the accrual basis of accounting.

Foreign currency translations - The financial statements are presented in United States Dollars (USD) and the functional currency of the Company is Chinese Yuan Renminbi (RMB). For purposes of preparing these financial statements, the


                                     A-1-7
financial statements in RMB have been translated from RMB1=USD$0.121. The assets and liabilities of the Company's foreign operations are generally translated into United States dollars at year end exchange rates and resulting translation adjustments are reflected as a separate component of stockholders' equity. Due to the stability of the exchange rates for the periods presented, there were no adjustments reflected in stockholders' equity. Revenues and expenses are translated at exchange rates ruling at the translation dates and transaction gains or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the income statement as incurred.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Fair value of financial instruments - For certain of the Company's financial instruments, including cash and cash equivalents, trade receivables, due from related parties, deposits, prepayments, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

Business and credit risk concentrations - The Company generates revenues from sales in Mainland China. Although the Company had two customers in 2003 and 2002 that each accounted for more than 10% of its revenues, the Company's sales to customers are quite different each year due to the nature of the Company's products for sale.

During the normal course of business, the Company extends unsecured credit to its customers. The collectiblity of debts owed by its customers depends substantially on the financial condition and cash flow position of its customers. The Company reviews regularly the credit status of each customer on a case by case basis and the allowance for doubtful accounts is recorded based on management's assessment of the credit status of its customers.

Related Party Transactions - A related party is generally defined as (i) any person that holds 10% or more of the Company's securities and their immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Cash and cash equivalents - Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments, purchased with original maturities of three months or less.



                                      A-1-8

Revenue Recognition - Revenue is recognized when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) collectibility is reasonably assured. Delivery occurs when the customer has taken title and assumed the risks and rewards of ownership of products specified in the customer's purchase order or sales agreement. The Company's customers typically make a fixed or determinable commitment, in writing, to purchase the Company's products and revenue is recognized when the customer accepts the delivery of a product or performance of a service.

Cost recognition - Cost of sales includes all direct material and labor costs and those indirect costs of bringing raw materials to sale condition, including shipping and handling costs. Selling, general and administrative costs are charged to operating expenses as incurred.

Advertising Costs - Advertising costs are expensed as incurred. Total advertising costs expensed during 2003 were $3,675 (2002: $3,267).

Trade receivables and allowance for doubtful accounts - The Company presents accounts receivable, net of allowances for doubtful accounts. The allowances are calculated based on detailed review of certain individual customer accounts, historical rates and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Some of the Company's customers issue bank bills to guarantee payment of trade receivables, which typically mature in six months. The Company is entitled to the funds upon maturity, or earlier if the Company chooses to sell these bills at a discount for cash. Trade receivables secured by bank bills, which are included in trade receivables at December 31, 2003, were approximately $386,000 (2002: nil).

Inventories - Inventories representing industrial automation products are stated at the lower of cost and net realizable value. Cost is calculated using the weighted average method and comprises all costs of purchases, costs of conversion, and other costs incurred in bringing the inventories to their present location and condition. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation and impairment losses. Depreciation is computed under the straight-line method over the estimated useful lives of the asset, which range from 5 to 20 years. Construction-in-progress is stated at cost and such costs include all direct and indirect costs of construction. Construction-in-progress is transferred to fixed assets and depreciation commences when construction is completed. Significant improvements and betterments are capitalized and depreciated over their expected useful lives. Routine repairs and maintenance are expensed when incurred. When fixed assets are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Long-lived assets - Long-lived assets are reviewed at each balance sheet date for impairment based upon the estimated undiscounted future cash flows expected


                                     A-1-9
to result from the use of the assets and their eventual disposition. When events or circumstances indicate that the carrying amount of an asset may not be recoverable, the asset is written down to its net realizable value.

Income Taxes - The Company recognizes deferred tax assets and liabilities for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using enacted tax rates in effect for the year the differences are expected to reverse. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. Provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Reclassification - Certain accounts from 2002 have been reclassified to conform to the current period presentation. The reclassifications had no effect on results of operations or total stockholders' equity.

Recent Accounting Pronouncements - The Financial Accounting Standards Board ("FASB") has issued the following pronouncements, none of which are expected to have a significant affect on the financial statements:

January 2003 - FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003.

April 2003 - SFAS No. 149, "Accounting for Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is generally effective for contracts entered into or modified after June 30, 2003, and all provisions should be applied prospectively. This statement does not affect the Company.

May 2003 - SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. This statement does not affect the Company.



                                     A-1-10

NOTE 2 - RELATED PARTY TRANSACTIONS
-----------------------------------

DURING THE YEAR, THE COMPANY HAD THE FOLLOWING RELATED PARTY TRANSACTIONS, WHICH WERE CARRIED OUT IN THE NORMAL COURSE OF ITS BUSINESS:


NAME                                         NATURE OF TRANSACTIONS
----                                         ----------------------
                                                                                  2003                   2002
                                                                           ------------------    ------------------
Beijing Masic Automation System       Sales of industrial automation
Co., Ltd.                             products                                $    726,000          $  3,133,590
                                                                           ==================    ==================

Beijing Masic Automation System
Co., Ltd.                             Purchase of raw materials                         --          $     398,155
                                                                           ==================    ==================
Tianjin Masic Machinery and           Sales of industrial automation
Equipment Limited                     products                                          --          $        434
                                                                           ==================    ==================

                                      Sales of industrial automation
Wuhan Masic Industrial Limited        products                                $     35,526          $     33,290
                                                                           ==================    ==================

Amounts due from a related party:

Amounts due from a related entity (Beijing Masic Automation System Co., Ltd.) at
December 31, 2003 and 2002, respectively, consisted of the following:

          (i)  trade receivables - related party of $1,755,732 (2002: $968,000);
               and

          (ii) working capital advances of $522,310 (2002: $471,247).

The amounts were unsecured, interest-free, and repayable on demand. No provision has been made for the amount due.


Mr. Sun Yi Kang, a director of the Company, is also a director of Beijing Masic Automation System Co., Ltd. Mr. Ge Liang Song, a director and shareholder of the Company, is also a director of Wuhan Masic Industrial Limited ("Wuhan"). Mr. Liu Wei Zhang, Mr. Hong Liang and Mr. Ge Liang Song, directors and stockholders of the Company, are also directors of Tianjin Masic Machinery and Equipment Limited ("Tianjin"). (Note: The names Wuhan and Tianjin represent an informal English translation of the official Chinese company name.)

NOTE 3  - NET SALES
-------------------

                                                    2003              2002
                                              ----------------   --------------
  Sales of industrial automation systems       $  10,591,258      $  8,804,308

  Inverters                                        5,456,665         3,699,395
  Servos                                           3,618,869         2,459,353
  Total                                           19,666,792        14,963,056
  Less:  Value added tax                          (2,857,568)       (2,164,409)


                                     A-1-11


         Business tax                                     --            (3,947)
         Other taxes                                 (44,870)          (82,780)
                                              ----------------  ----------------
  Total net sales                              $  16,764,354     $  12,711,920
                                              ================  ================

All the sales revenue was derived from customers in China.

During the year ended December 31, 2003, the Company derived revenue of $2,769,555 and $2,171,764 respectively, from two major customers, with each accounting for more than 10% of the annual sales revenue.

During the year ended December 31, 2002, the Company derived revenue of $2,306,239 and $1,618,564 respectively, from two major customers, with each accounting for more than 10% of the annual sales revenue.

NOTE 4 - TRADE RECEIVABLES
--------------------------

                                                    2003              2002
                                              ----------------  ----------------
  Trade receivables                           $    2,315,321     $     470,453
  Less:  provision for doubtful debts                (70,614)          (56,874)
                                              ----------------  ----------------
  Trade receivables, net                      $    2,244,707     $     413,579
                                              ================  ================

NOTE 5 - INVENTORIES
--------------------

                                                    2003              2002
                                              ----------------  ----------------
  Raw materials                               $      131,799     $      81,046
  Work in progress                                 3,118,449               240
  Finished goods                                   1,614,766           710,186
                                              ----------------  ----------------
  Total                                       $    4,865,014     $     791,472
                                              ================  ================

NOTE 6 - FIXED ASSETS
---------------------

                                                    2003              2002
                                              ----------------  ----------------
  Land and building                           $       932,97     $     932,971
  Computer equipment                                  62,152            26,378
  Machinery and equipment                             21,516            21,516
  Furniture and fixtures                              67,505            43,675
  Vehicles                                           264,365            48,304
                                              ----------------  ----------------
  Total                                            1,348,509         1,072,844
  Less accumulated depreciation                      129,113            37,443
                                              ----------------  ----------------
  Net book value                              $    1,219,396     $   1,035,401
                                              ================  ================

Depreciation expense charged to operations for 2003 was $91,670 (2002: $31,817). Construction-in-progress transferred to fixed assets in 2002 was $932,971 representing 2002 current year additions of $440,593 and the balance transferred from 2001 of $492,378.

                                     A-1-12

NOTE 7 - INCOME TAXES
---------------------

The Company is subject to income taxes on income arising in or derived from the tax jurisdictions in which they operate. The Hong Kong profits tax rate for 2003 is 17.5% (2002: 16%) and no Hong Kong profits tax has been provided for in the financial statements as the income neither arises in nor derived from Hong Kong.

Provision for income taxes represents tax charges on the estimated assessable profits of the Company's operation in Mainland China, which is subject to a standard income tax rate of 15%. Being a high-tech company, the Company was entitled to full exemption from PRC income tax for 3 years effective from April 1, 1998, followed by a 50 percent reduction for the next consecutive three years in accordance with the relevant tax rules and regulation. The tax reduction expired on December 31, 2003 and the Company became subject to the increased tax at 15% beginning January 1, 2004.

PROVISION FOR INCOME TAXES CONSISTS OF THE FOLLOWING:

                                                    2003              2002
                                              ----------------  ----------------
Current tax - Mainland China Enterprise
 income tax                                   $      380,420     $     333,962
Deferred tax - origination and reversal of
temporary difference                                  (6,060)               --
                                              ----------------  ----------------
Effective tax rate                            $      374,360     $     333,962
                                              ================  ================

A RECONCILIATION FROM THE STATUTORY TAX RATE TO THE EFFECTIVE TAX RATE IS
PRESENTED BELOW:

                                                    2003              2002
                                              ----------------  ----------------
  Net profits statutory tax rate                    15%                15 %
  50% reduction in income tax                      (7.5)              (7.5)
  Effective tax rate                                7.5%               7.5%
                                              ================  ================

Income taxes payable at December 31, 2003 of $139,076 (2002: $158,450) in the balance sheet represents provision for taxation for the current and previous years less the amount of tax paid during the year.

DEFERRED TAX ASSET REPRESENTS THE FOLLOWING:

                                                    2003              2002
                                              ----------------  ----------------
  Excess depreciation                         $          780     $         202
  Cost and expenses not deductible until
  taken up in the PRC statutory accounts               4,675             3,767
  Other                                                  605              (302)
                                              ----------------  ----------------

                                     A-1-13


  Deferred tax asset                                   6,060             3,667
  Valuation allowance                                     --            (3,667)
                                              ----------------  ----------------
  Net deferred tax asset                      $        6,060     $          --
                                              ================  ================

NOTE 8 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Operating lease income - Future minimum lease payments to be received by the Company for assets leased out under non-cancelable operating leases are as follows: 2004-$8,067.

Operating leases - The Company is committed under various non-cancelable operating leases. Rent expense charged to operations for 2003 was $18,553 (2002:
nil). Future aggregate minimum lease payments under non-cancellable operating leases are as follows: (2004 to 2007: $55,660 per year; 2008 and thereafter:
$148,427.

Contingencies - During the normal course of business, the Company may be presented with a legal or constructive obligation as a result of past events. While the results of litigation cannot be predicted with certainty, management provides for adequate reserves for claims that have at least a reasonable possibility for loss and does not provide a reserve on those for which an adverse outcome is remote. These financial statements do not include any such provisions for the periods presented.

NOTE 9 - SUBSEQUENT EVENTS
--------------------------

On June 15, 2003, the Company entered into an Acquisition Agreement with Drucker, Inc. ("Drucker"), a U.S. public company that trades on the over-the-counter bulletin board, headquartered in Vancouver, B.C., whereby Drucker agreed to acquire 100% of the shares of the Company in exchange for 93,020,800 shares of Drucker common stock, calculated on pre-split basis, and all subject to a one for three reverse split upon stockholders approval. The transaction is expected to close within the next sixty days.

The merger will be accounted for as a recapitalization for Drucker because the reorganization is a "reverse acquisition" involving a public shell entity, whereby the stockholders of this Company will retain actual control of the resulting combined company. The Company will be the continuing reporting entity for accounting purposes and Drucker will be the acquirer for legal purposes.

As of the date of issuance of these financial statements, all of the 25% shares of BK owned by BK Machinery have been delivered to Drucker, who has issued to BK Machinery 17,500,000 of the shares of common stock and has committed to deliver the balance of the shares to BK Machinery and Speed One upon completion of the reverse split and shareholder approval. The issuance of the balance of the shares for the acquisition transaction requires the completion of the reverse split, which required reverse split is subject to stockholders authorization. The Company has not yet effected the transaction, although the written consent of a majority of the stockholders was given on September 7, 2004, but intends to do so 20 days after the mailing of the Definitive Information Statement to the stockholders of record.


                                     A-1-14

NOTE 10 - DEPOSITS AND PREPAYMENTS
----------------------------------

                                                    2003              2002
                                              ----------------  ----------------
Prepaid expenses                              $       29,471     $      17,038
Security deposit                                         242               242
Deposit paid to suppliers                          4,168,028            21,054
                                              ----------------  ----------------
                                              $    4,197,741     $      38,334
                                              ================  ================


For 2003, the deposit paid to suppliers primarily included deposits for three major contracts:

(i) $3,389,238 deposit was paid for the supply of equipment and machinery for a total contract amount of $6,276,368 in relation to system automation projects for customers. The balance of the payment is expected to be paid by the end of December 2005.

(ii) $340,634 deposit was paid for the supply of equipment and machinery for a total contract amount of $873,015 in relation to system automation projects for customers. The balance of the payment is expected to be paid by February 2005.

(iii) $123,311 deposit was paid for supply of equipment and machinery for a total contract amount of $721,160 in relation to system automation projects for customers. The balance payment is expected to be paid by July 2004.

NOTE 11 - OTHER PAYABLES AND ACCRUALS
-------------------------------------

                                                     2003           2002
                                              ----------------  ----------------
Customer deposits                             $    2,815,541     $     735,928
Employee benefits payable                             64,890           336,044
Other taxes payable                                        -            29,678
Other payables                                        46,728           147,174
                                              ----------------  ----------------
                                              $    2,927,159     $   1,248,824
                                              ================  ================


                                     A-1-15


                                                                     Exhibit A-2


              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                COMPANY LIMITED
                              INTERIM BALANCE SHEET
                               SEPTEMBER 30, 2004

                                                         SEPTEMBER 30,
STATED IN U.S. DOLLARS                                       2004
---------------------------------------------------------------------------
                                                          (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                       $          1,557,033
  Trade receivable, net                                      2,629,853
  Trade receivable - related party                           1,759,139
  Inventories                                                6,914,413
  Other receivables                                            168,499
  Due from a related party                                     486,010
  Deposits and prepayments                                   3,502,951
  Income tax recoverable                                       150,810
                                                   ------------------------
TOTAL CURRENT ASSETS                                        17,168,708

LONG-TERM INVESTMENT                                           604,100
FIXED ASSETS, NET                                            1,181,013
DEFERRED TAX ASSETS                                              6,051

                                                   ------------------------
TOTAL ASSETS                                      $         18,959,872
                                                   ========================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Trade payables                                  $          3,593,582
  Other payables and accruals                                3,704,501
  Income taxes payable                                          60,410
  Dividend payable                                              90,615
                                                   ------------------------
                                                             7,449,108

COMMITMENTS AND CONTINGENCIES                                        -

STOCKHOLDERS' EQUITY
  Capital stock                                                151,250
  Accumulated Other Comprehensive Loss                         (16,532)
  Retained earnings                                         11,376,046
                                                   ------------------------
TOTAL STOCKHOLDERS' EQUITY                                  11,510,764

                                                   ------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $         18,959,872
                                                   ========================


                                     A-2-1

      BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY COMPANY LIMITED
                            STATEMENTS OF INCOME
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

                                                     THREE MONTHS      THREE MONTHS     NINE MONTHS     NINE MONTHS
                                                         ENDED           ENDED             ENDED           ENDED
                                                   SEPTEMBER 30,       SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,
STATED IN U.S. DOLLARS                                  2004             2003               2004            2003
-------------------------------------------------- ----------------- ----------------- --------------- ---------------

NET SALES                                          $    4,886,075     $    3,501,257    $  13,524,765   $  10,998,502
Cost of sales                                           4,307,304          2,483,590       12,055,466       6,611,193

                                                   ----------------  ----------------  --------------- ---------------
GROSS PROFIT                                              578,771          1,017,667        1,469,299       4,387,309

EXPENSES
   Selling, general and administrative expenses           345,666            278,671        1,010,484         773,619
                                                   ----------------  ----------------  ---------------  --------------

OPERATING INCOME                                          233,105            738,996           458,815       3,613,690


Other income                                               32,380             36,054            32,380          46,574

                                                   ----------------  ----------------  ---------------  --------------
INCOME BEFORE PROVISION FOR INCOME TAXES                  265,485            775,050           491,195       3,660,264

Provision for income taxes                                 39,823             24,658            77,085         240,822

                                                   ----------------  ----------------  ---------------  --------------
NET INCOME FOR THE PERIOD                          $      225,662     $      750,392     $     414,110   $   3,419,442


                                     A-2-2

      BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY COMPANY LIMITED
                       STATEMENTS OF STOCKHOLDERS' EQUITY
      FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 ENDED DECEMBER 31, 2003
                                   (UNAUDITED)

                                                                     RETAINED      ACCUMULATED OTHER
STATED IN U.S. DOLLARS                           CAPITAL STOCK       EARNINGS      COMPREHENSIVE LOSS      TOTAL
------------------------------------------------ --------------- ----------------- ------------------- ---------------

Balance, December 31, 2002                       $    121,000     $  6,295,936      $             -      $  6,416,936

Issuance of share capital                              30,250                                                  30,250

Net income for the year ended
 December 31, 2003                                  4,666,000                             4,666,000

                                                 --------------- ----------------- ------------------- ---------------
Balance, December 31, 2003                            151,250       10,961,936                    -        11,113,186

Translation Adjustments                                                                     (16,532)          (16,532)

Net income for the nine months ended September
30, 2004                                                               414,110                                414,110

                                                 --------------- ----------------- ------------------- ---------------
Balance, September 30, 2004                      $    151,250     $ 11,376,046      $       (16,532)     $ 11,510,764
                                                 =============== ================= =================== ===============


                                     A-2-3

      BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY COMPANY LIMITED
                             STATEMENTS OF CASH FLOW
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

STATED IN U.S. DOLLARS                                                2004                    2003
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                $         414,110         $     3,419,442
   Adjustments to reconcile net loss to net cash
     Provided by (Used in) operating activities
     Depreciation                                                       89,783                  82,775
     Translation adjustment                                            (16,532)                 (6,815)
     Changes in assets and liabilities
       Trade receivable                                               (385,146)             (1,828,741)
       Trade receivable - related party                                 (3,407)                  1,200
       Inventories                                                  (2,049,399)             (2,283,415)
       Other receivables                                                57,870                 (53,643)
       Due from a related party                                         36,300                (195,194)
       Deposits and prepayments                                        694,790              (1,300,316)
       Trade payables                                                2,187,742                 324,638
       Other payables and accruals                                     777,207               1,581,675
       Income taxes (recoverable) payable                             (229,467)               (148,395)
                                                            ------------------------  --------------------

   Net cash provided by operating activities                         1,573,851                (406,789)
                                                            ------------------------  --------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Long-term investment                                               (604,100)                      -
   Additions to fixed assets                                           (51,400)               (232,375)
                                                            ------------------------  --------------------
   Net cash flows used in investing activities                        (655,500)               (232,375)
                                                            ------------------------  --------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from the issue of share capital                                  -                  30,250
                                                            ------------------------  --------------------
   Net cash flows provided by financing activities                           -                  30,250
                                                            ------------------------  --------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   918,351                (608,914)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                        638,682               4,517,043

                                                            ------------------------  --------------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                    $       1,557,033         $     3,908,129
                                                            ========================  ====================

SUPPLEMENTAL INFORMATION:
------------------------
Cash paid for:
   Interest                                                  $          16,588         $             -
   Income taxes                                                        176,338                 324,570


                                     A-2-4

                                                                       Exhibit B


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS (DRUCKER)

     The information presented here should be read in conjunction with Drucker, Inc.'s financial statements and other information included in its Form 10-KSB, as amended. When used in its Form 10-KSB, as amended, the words "expects," "anticipates," "estimates" and similar expressions are-intended to identify forward-looking statements. Such statements are subject to risks and uncertainties, including those set forth below under "Risks and Uncertainties," that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Overview

     On June 15, 2003, the Company entered into an Acquisition Agreement, as amended on August 7, 2003 (the "Agreement") among itself, Speed One and BK Machinery, whereby the Company agreed to acquire 100% of the issued and outstanding shares of BK, a Chinese company which specializes in industrial automation, in exchange for 93,020,800 shares of common stock of the Company, calculated on a pre-split basis. Upon execution of the Agreement, the Company issued to BK Machinery 17,500,000 shares of common stock (on a pre-split basis) and BK Machinery tendered all the shares it owned in BK, such shares being 25% of all the issued and outstanding shares of BK, both to be held in escrow pending the delivery of the audits of BK in accordance with US GAAP. Upon the delivery of the audits in February 2004, the shares tendered by BK Machinery and the shares of common stock issued by the Company were released from the escrow. In addition to the issuance of the 17,500,000 shares of common stock on a pre-split basis, the Company has agreed to issue 75,520,800 shares of common stock on a pre-split basis subject to a one for three reverse split of all the issued and outstanding shares of common stock, warrants and options of the Company, as approved by a simple majority of the stockholders. The Company has not yet effected the transaction, although the written consent of a majority of the stockholders was given on September 7, 2004, but intends to do so 20 days after the mailing of the Definitive Information Statement to stockholders of record The Company has agreed to issue to Ronald Xie or his nominee 6,511,456 shares of common stock of the Company upon completion of the share exchange, in payment of his legal fees for services rendered to the Company prior to the execution of the Acquisition Agreement amongst the parties. Pending issuance of such shares, the Company has issued a zero coupon interest free debenture to Ronald Xie convertible into 6,511,456 of shares of the common stock of the Company..

     The share exchange involving the 25% shares of BK was completed in February 2004. But the exchange for the remaining 75% shares of BK requires additional authorization of shares for the Company to issue the balance of the shares under the transaction.

Results of Operations

     The Company had no operations during the fiscal year ended December 31, 2003. The Company's revenue were derived from the disposal of 495,600 shares of Tanganyika Oil Company Ltd. for a gain of $1,364,530 and an interest income of $7,010, totaling $1,371,540. The Company incurred expenses of $471,552 stemming from general and administrative expenditures as compared to $159,555 for the same period of last year. The increase of $311,997 was mainly due to the consulting fees paid to directors and consultants for their services and legal and accounting fees incurred in connection with the BK acquisition. No future commitments exist for the consulting and legal fees, however, the Company may need to incur additional fees of this type as a result of finalizing the BK acquisition.

     We expect the current trend of level of expenditures to continue at about the same rate based on our current business situation. We currently have sufficient cash to operate for the balance of 2004 at the current level of business. This could change, however, if any other business venture were to be embarked upon, and the available cash could be depleted much more rapidly.

     In 2003, the net operating income was $899,988 compared to a net operating loss of ($152,162) in 2002. In 2002, the Company had additional losses on discontinued operations and upon disposal of the discontinued subsidiary of ($120,076). The net income for 2003 was $899,988 or $0.03 per share compared to a net loss of $(272,238) or ($0.01) per share in 2002.

LIQUIDITY

     The Company may use all of its liquidity in the attempt to acquire or develop a business. The Company is unable to carry out any plan of business without adequate funding. The Company cannot predict to what extent its current liquidity and capital resources will impair the consummation of a business combination or whether it will incur further operating losses through any business entity which the Company may eventually acquire. There is no assurance that the Company can continue as a going concern without more and substantial funding in any business, for which funding there is no committed source. The Company had cash at year end of $1,274,931 and stock of Tanganyika Oil Company, Ltd. valued at $2,927,112. The Company's primary capital resources are stock from another company, Tanganyika Oil Company, Ltd., its own stock and cash on deposit. 495,600 shares of Tanganika were sold during 2003 and 504,400 shares were held as of December 31, 2003. Management will continue to sell the remaining shares for working capital purpose, if required. The Company's own stock may be illiquid because it is restricted in an unproved company with a short history of income generation.

     As the Company has disposed of its subsidiary, Drucker Petroleum, Inc., in 2002, the Company will be dependent on its cash reserves for its short term needs. The Company had current assets of $1,297,924 at December 31, 2003 and had current liabilities of $56,520. These amounts are sufficient to the Company for continued operations at the current level until the end of 2004. This could change, however, if any other business venture were to be embarked upon, and the available cash could be depleted much more rapidly. On a long-term basis, we have no long term debt.

     The Company also has an amount due from Richco Investors Inc., a major stockholder, of $111,265 which was repayable on December 31, 2003, and remains over due. The Company has already demanded for repayment of the entire amount and is in the course of negotiation on the terms of repayment by installments.

     The Company has no plans for significant research and development or capital expenditures in the next twelve months, nor does it expect to hire any significant employees subject to its completion of a merger opportunity.

Market Risk

     Except from holding the securities held for sale, the Company does not hold any derivatives or other investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with such instruments.

     As of December 31, 2003, the Company held 504,400 shares of Tanganyika Oil Company Ltd. as securities held for sale. The Company has recorded $2,769,303 unrealized gain under other comprehensive income, which is included in the stockholders' equity section.

NEED FOR ADDITIONAL FINANCING

     No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover expenses as they may be incurred.

     In the event the Company's cash assets and other prove to be inadequate to meet the Company's operational needs, the Company might seek to compensate providers of services by issuances of stock in lieu of cash.

     The Company has no plans at this time for purchases or sales of significant fixed assets, which would occur in the next twelve months.

     The Company has hired one employee since September 2004. The Company has no expectation or anticipation of significant changes in number of employees in the next twelve months, it may acquire or add employees of an unknown number in the next twelve months.